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                                                                   EXHIBIT 10.26


                      RETAIL BUSINESS MANAGEMENT AGREEMENT


         This Retail Business Management Agreement is made and entered into effective as of October 1, 1998 by and between Visionary Retail Management, Inc., a Delaware corporation ("Retail Business Manager"), and Dr. Mark Lynn & Associates, PLLC, a Kentucky professional limited liability company (the "Practice").

                                 R E C I T A L S

         A. The Practice is a Kentucky limited liability company duly organized and validly existing under the laws of the Commonwealth of Kentucky which is engaged in the provision of Professional Eye Care Services (as defined below) and Optical Services (as defined below) to the general public in the states of Kentucky, Indiana, Tennessee and Missouri (including the states that the Practice may in the future conduct such services, the "Practice Areas" and each state a "Practice Area") through individual Professionals (as defined below) each of whom is licensed to practice optometry and/or ophthalmology in the Practice Areas in which he or she provides services for the Practice and who are employed or otherwise retained by the Practice.

         B. Retail Business Manager is a business corporation duly organized and validly existing under the laws of the State of Delaware.

         C. The Practice desires to devote substantially all of its energies, expertise and time to the delivery of Professional Eye Care Services to patients.

         D. The Practice desires to engage Retail Business Manager to provide facilities, equipment and such management, administrative and business services as are necessary and appropriate for the day-to-day administration of the retail optical aspects of the Practice as well as certain personnel and services for the Practice's professional eye care practice, and Retail Business Manager desires to provide such, upon the terms and conditions hereinafter set forth, for the purpose of enhancing the cost-efficiency and quality of services rendered by the Practice to its patients.

         NOW, THEREFORE, for and in consideration of the mutual agreements, terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For the purposes of this Retail Business Management Agreement, the following terms shall have the following meanings ascribed thereto, unless otherwise clearly required by the context in which such term is used:

         1.1 Account. The term "Account" shall mean the bank account described in Sections 3.9 and 3.10.

         1.2 Adjusted Gross Revenue. The term "Adjusted Gross Revenue" shall mean all revenues for Optical Services, Professional Eye Care Services, or otherwise, generated by or on behalf of the Practice and/or its Professionals, or other personnel during the term of this Retail Business Management Agreement,


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calculated on an accrual basis under GAAP, including all technical fees from ancillary services, all proceeds from key person life and disability insurance policies purchased by Retail Business Manager, in agreement with the Practice, in accordance with Section 3.14, all amounts paid by third parties for contractual liabilities, including, but not limited to, payments under non-shareholder Professionals' non-competition agreements and compensation payments under any service agreement between the Practice and another entity, and all consultant, teaching and expert witness fees minus any allowances for bad debts, uncollectible accounts, Medicare, Medicaid and other payor contractual adjustments, discounts, workers' compensation adjustments, reasonable professional courtesies, and other reductions in collectible revenue that result from activities that do not result in collectible charges.

         1.3 Adjusted Net Revenue. The term "Adjusted Net Revenue" shall have the meaning set forth in Section 5.2 hereof.

         1.4 Bonus. The term "Bonus shall mean the bonus to which the President may be entitled under the terms of the President's Employment Agreement, not to exceed Twenty Thousand And No/100 Dollars $20,000 on an annualized basis

         1.5 Budget. The term "Budget" shall mean an operating budget and capital expenditure budget for each fiscal year as prepared in accordance with
Section 3.11(a).

         1.6 Capitation Revenues. The term "Capitation Revenues" shall mean all collections from managed care organizations or third-party payors where such payment is made periodically on a per member basis for the partial or total needs of a subscribing patient, less amounts that are payable to other providers of health care items and services to capitation patients. Capitation Revenues shall include any co-payments and incentive bonuses received as a result of a capitation plan.

         1.7 Clinical Duties. The term "Clinical Duties " shall mean those duties of Non-Professional Personnel (as defined below) which entail directly or indirectly assisting a Professional (as defined below) in the scheduling, examination or care of patients in the course of providing Professional Eye Care Services, regardless of whether the performance of such duties requires licensure under applicable state law.

         1.8 Confidential Information. The term "Confidential Information" shall mean any information of Retail Business Manager or the Practice, as appropriate (whether written or oral), including all business management or economic studies, patient lists, proprietary forms, proprietary business or management methods, marketing data, fee schedules, or trade secrets of the Retail Business Manager or of the Practice, as applicable, whether or not such Confidential Information is disclosed or otherwise made available to one Party by the other Party pursuant to this Retail Business Management Agreement. Confidential Information shall also include the terms and provisions of this Retail Business Management Agreement and any transaction or document executed by the Parties pursuant to this Retail Business Management Agreement. Confidential Information does not include any information that the receiving party can establish (a) is or becomes generally available to and known by the public or the optometric or optical communities (other than as a result of an unpermitted disclosure directly or indirectly by the receiving party or its affiliates, advisors, or Representatives); (b) is or becomes available to the receiving party on a nonconfidential basis from a source other than the furnishing party or its affiliates, advisors or Representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the furnishing party of which the receiving party has knowledge; or (c) has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to the furnishing party.

         1.9 Dispensary. The term "Dispensary" shall mean all facilities and locations, or portions thereof, used by the Practice and all business operations of the Practice related to the Practice's optical


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dispensaries or businesses, which are to be administered by Retail Business
Manager under this Retail Business Management Agreement but excluding all facilities and locations, or portions thereof, used by the Practice in, and all business operations related to, the Practice's optometric, clinical and/or therapeutic optometric practice.

         1.10 Dispensary Expense. The term "Dispensary Expense" shall mean all operating and non-operating expenses incurred by the Retail Business Manager in the provision of Management Services (as defined below) to the Practice and shall include all operating and non-operating expenses incurred by the Practice relating to the items set forth in this Section. The Retail Business Manager shall be reimbursed by the Practice for any reasonable Dispensary Expense incurred by the Retail Business Manager in the provision of services to the Practice, upon request by the Retail Business Manager. Dispensary Expense shall not include any Retail Business Manager Expense, Practice Expense or Shareholder Expense or any state, local or federal income or franchise tax.
Without limitation, Dispensary Expense shall include the following expenses:

                  (a) the salaries, benefits, payroll taxes, and other direct costs of all employees of Retail Business Manager primarily working at the Dispensary Practice and the salaries, benefits, payroll taxes, and other direct costs of the Non-Professional Personnel and non-clinical employees of the Practice primarily working at the Dispensary, but not the salaries, benefits, payroll taxes or other direct costs of the Professionals;

                  (b) the direct cost of any employee or consultant that provides services at or in connection with the Dispensary for improved Dispensary performance, such as management, billing and collections, business office consultation, and accounting and legal services, but only when such services are coordinated by Retail Business Manager and/or included in the Budget; provided, however, that Retail Business Manager shall obtain the consent of the Practice before any consultant may be hired whose charge for services would result in unbudgeted Dispensary Expenses charged to the Practice of $5,000.00 or more in any calendar year, which consent shall not be unreasonably withheld;

                  (c) reasonable recruitment costs and out-of-pocket expenses of Retail Business Manager associated with the recruitment of additional Retail Business Manager employees primarily located at the Dispensary Practice;

                  (d) personal property and intangible property taxes assessed against Retail Business Manager's assets used in connection with the operation of the Dispensary;

                  (e) comprehensive general and professional liability insurance covering the Dispensary, employees of the Practice in connection with the operation of the Dispensary and employees of Retail Business Manager in connection with the operation of the Dispensary;

                  (f) the expense of using, leasing, purchasing or otherwise procuring and maintaining the Dispensary and Dispensary related equipment;

                  (g) the cost of capital (whether as actual interest on indebtedness incurred on behalf of the Practice, or reasonable imputed interest on capital advanced by Retail Business Manager, which shall be equal to the average cost of borrowing by Retail Business Manager as reflected on its most recent published financial statements, or in the absence of either of the foregoing, eight percent (8%)) to finance or refinance obligations of the Practice incurred in connection with the Dispensary, or to finance new ventures of the Practice in connection with the Dispensary; in any such case only as such cost of capital is set forth in the Budget or otherwise approved in advance by the Practice Advisory Council;


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                  (h) the reasonable travel expenses associated with attending meetings, conferences, or seminars to benefit the Practice so long as such expenses are related to individuals located at the Dispensary and the Practice's pro rata share for individuals who are consultants of or employed by Retail Business Manager who provide material services to the Dispensary;

                  (i) the cost of Dispensary supplies, inventory and utilities;

                  (j) billing and collection costs and expenses;

                  (k) the Practice's pro-rata share of reasonable corporate overhead charges or other reasonable expenses (including computer and data processing costs) which are incurred by Retail Business Manager in connection with corporate headquarters expenses which relate to the provision of benefits or services by Retail Business Manager on behalf of the Practice as reflected in the Budget including without limitation direct or indirect costs of the Executive Dispensary Administrator and other Retail Business Manager personnel;

                  (l) all other expenses which are set forth in the Budget and which directly or indirectly benefit the Practice incurred by Retail Business Manager in carrying out its obligations under this Retail Business Management Agreement;

                  (m) reasonable costs and expenses (to the extent not covered by insurance) of lawsuits or claims against the Retail Business Manager or its personnel, or the Practice, its Professional(s), or other personnel related to their performance of duties at the Dispensary or their interest in the leasehold or other assets used in connection with the Dispensary, provided that if any of the Retail Business Manager or its personnel, or the Practice, its Professional(s), or other personnel do not prevail in the lawsuit or claim or settle the matter with a material payment by the party (the party at "fault"), such costs and expenses shall be deemed a Retail Business Manager Expense in the event of Retail Business Manager's fault or the fault of its personnel (including Clinical Personnel) and a Practice Expense in the event of fault by the Practice, its Professional(s), or other personnel whereupon the Practice and such Professional(s) or other personnel shall be jointly responsible for the immediate reimbursement of the sums advanced by Retail Business Manager; provided further that Retail Business Manager shall not advance such costs and expenses from the Account if the Practice Advisory Council concludes that (i) it is unlikely that the Account will be reimbursed if the party involved will not prevail in the lawsuit or claim, or (ii) a reasonable third person would believe that obtaining a reimbursement of the advanced sums will be difficult to achieve; and the Parties acknowledge that nothing in this Section shall create any liability on the part of a Professional who would otherwise be shielded from personal liability by the corporate or limited liability structure of the Practice; and

                  (n) key person life and disability insurance premiums related to policies which the Parties agree to acquire on the life of the Practice's Shareholders or Professionals, whereupon any proceeds shall be paid to the Account as Adjusted Gross Revenues, unless the Parties agree to a specific split of the proceeds. Should only the Practice choose to obtain key person life insurance, the Practice shall pay all premiums as a Practice Expense and shall receive all proceeds. Further, if only the Retail Business Manager chooses to obtain such insurance, Retail Business Manager shall pay all premiums as a Retail Business Manager Expense and shall receive all proceeds. The Practice shall cause its Shareholders and Professionals to submit to a medical examination necessary to obtain such insurance.

         In the event that any of the individuals described in Section 1.10(b) devote a substantial amount of time to serving one or more optometric practices other than the Practice, which is not prohibited hereunder, or the above described Dispensary is utilized to a substantial degree by one or more optometric practices other than the Practice, the Dispensary Expenses shall be allocated between the Practice and such other


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optometric practices to reflect each practice's pro-rata share of any expenses or costs relating to such individuals or Dispensary (including the recruitment costs of such individuals and the comprehensive and general liability insurance expenses with respect to such individuals). Expenses contemplated in this paragraph which potentially and primarily relate to Sections 1.10 (b), (c), (d),
(e), (f), (g), (h), (k) and (l) shall be in the Budget or approved by the Practice Advisory Council, and where reasonably determinable, are intended to be reasonable and customary based upon similar relationships generally existing between national practice management companies and practices they manage. The Practice's pro-rata portion of expenses related to individuals who are consultants of or employed by Retail Business Manager and who provide services benefiting more than one practice shall be based upon the actual time expended by the individuals in performing such services as compared to the time spent by such individuals with other practices managed by the Retail Business Manager, or, if not reasonably calculable, as determined by Retail Business Manager, based upon the estimated proportionate revenue size of the Practice as compared to the aggregate revenue size as estimated in all of the Budgets of all other practices managed by the Retail Business Manager which are benefiting from such individual's services. Likewise, other benefits provided by the Retail Business Manager to several Practices shall be split pro-rata based upon the use or benefit derived by each Practice, but if not calculable, shall be based upon the estimated proportionate revenue size as set forth in the preceding sentence. Notwithstanding anything to the contrary herein, unless an expense is expressly designated as a Retail Business Manager Expense, a Practice Expense or a Shareholder Expense in this Retail Business Management Agreement or any exhibit thereto, all expenses incurred by Retail Business Manager in providing services pursuant to this Retail Business Management Agreement shall be considered a Dispensary Expense. Any and all expenses which are incurred by Retail Business Manager, Professional Business Manager or the Practice shall be allocated to the appropriate expense category or categories in accordance with the terms and conditions of the Retail Business Management Agreement and the Professional Business Management Agreement.

         1.11 Executive Dispensary Administrator. The term "Executive Dispensary Administrator" shall mean the employee of Retail Business Manager having executive authority and responsibility for the general and active management of the Retail Business Manager.

         1.12 GAAP. The term "GAAP" shall mean generally accepted United States accounting principles.

         1.13 Interest Expense. The term "Interest Expense shall mean the accrued interest on the debt, if any, incurred by the Practice with respect to the financing of the purchase of Doctor's Assets pursuant to that certain Master Asset Purchase Agreement, dated August 22, 1998 by and among Eye Care Centers of America, Inc., a Texas corporation, the Practice, the Companies (as defined therein) and the Owners (as defined therein), and the interest on any refinancing thereof.

         1.14 Management Fee. The term "Management Fee" shall mean the Retail Business Manager's compensation established as described in Article V hereof.

         1.15 Management Services. The term "Management Services" shall mean the business, administrative, and management services to be provided for the Practice and the Dispensary, including, without limitation, the provision of equipment, inventory and supplies, support services, personnel (excluding Professionals), management, administration, financial record keeping and reporting, and other business office services, all as reasonably contemplated by this Retail Business Management Agreement and which are necessary for the conduct of the Practice's business.

         1.16 Non-Professional Personnel. The term "Non-Professional Personnel" shall mean those individuals employed primarily at the Practice who are not Optometrists or Ophthalmologists.


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         1.17 Office. The term "Office" shall have the meaning set forth in the
Professional Business Management Agreement (as defined below).

         1.18 Office Expense. The term "Office Expense" shall have the meaning set forth in the Professional Business Management Agreement.

         1.19 Optical Services. The term "Optical Services" shall mean the filling of optical prescriptions, dispensing of optical goods, the fitting of eyewear, all activities related to any of the foregoing, and the direction, supervision, and control of those who perform these tasks.

         1.20 Optical Laboratory Services. The term "Optical Laboratory Services" shall mean the fabrication of optical goods, including the grinding of spectacle lenses and the fabrication of spectacles.

         1.21 Optometrist. The term "Optometrist" shall mean each individually licensed Optometrist, if any, who is employed or otherwise retained by or associated with the Practice, each of whom shall meet at all times the qualifications described in Section 4.2 and Section 4.3.

         1.22 Ophthalmologist. The term "Ophthalmologist" shall mean each individually licensed Ophthalmologist, if any, who is employed or otherwise retained by or associated with the Practice, each of whom shall meet at all times the qualifications described in Section 4.2 and Section 4.3.

         1.23 Parties. The term "Parties" shall mean the Practice and Retail Business Manager.

         1.24 Practice. The term "Practice" shall have the meaning set forth in the Recitals.

         1.25 Practice Advisory Council. The term "Practice Advisory Council" shall have the meaning set forth in Section 2.6 of this Agreement.

         1.26 Practice Areas. The term " Practice Areas" shall have the meaning set forth in the Recitals.

         1.27 Practice Expenses. The term "Practice Expenses" shall mean (a) all reasonable non-shareholder Professionals' salaries, benefits, payroll taxes and other direct costs related to their services to the Practice (including reasonable and customary professional dues, subscriptions, continuing education and technical training expenses, and severance payments); (b) the cost of optometric supplies (including, but not limited to drugs, pharmaceuticals, products, substances, items, or optometric devices); (c) reasonable and customary professional liability insurance expenses of Professionals; (d) travel costs for continuing education, technical training, and necessary business travel for non-shareholder Professionals; (e) to the extent not covered by insurance and subject to the advance provisions contained herein, the defense costs and expenses of any litigation or claims brought against the Practice or its Professionals or other personnel by any third party in which the Practice, or its Professionals, or other personnel do not prevail or the matter settles with a material payment and the Practice or its Professionals or other personnel are at fault, and any liability judgment or material settlement assessed against the Practice or its Professionals or other personnel; (f) certain equipment expenses described in Sections 3.2(c) and 3.2(d) of this Retail Business Management Agreement and 3.2(c) and 3.2(d) of the Professional Business Management Agreement; (g) interest on any funds advanced to the Practice by Professional Business Manager to the extent that Professional Business Manager is a net lender in accordance with the terms of the Professional Business Management Agreement; (h) interest on any funds advanced to the Practice by Retail Business Manager to the extent that Retail Business Manager is a net lender in accordance with the terms of this Retail Business Management Agreement; and (i) any income taxes or franchise taxes of the Practice; and (j) consulting, accounting, or legal fees which relate solely to the Practice. Notwithstanding the foregoing, the term


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Practice Expenses shall specifically exclude (i) business travel requested by
Professional Business Manager, which shall be an Office Expense; (ii) business travel requested by Retail Business Manager, which shall be a Dispensary Expense, (iii) any and all compensation or expenses attributable to Shareholders, which shall be Shareholder Expenses (except reasonable and customary expenses for malpractice insurance which shall be a Practice Expense),
(iv) "tail" insurance coverage for Shareholders, which shall be a Shareholder Expense, or (v) such other items agreed to in advance in writing by the Parties hereto. During this Retail Business Management Agreement, for so long as a current Shareholder of the Practice is an employee of, contractor to, or Shareholder of the Practice, such Shareholder shall be deemed to be a Shareholder for the purposes of this definition. Such expenses are to be approved annually in the Budget.

         1.28 Professional. The term "Professional" shall mean any Optometrist or Ophthalmologist.

         1.29 Professional Business Management Agreement. The term "Professional Business Management Agreement" shall mean the instrument made and entered into as of even date by and between Visionary MSO, Inc. ("Professional Business Manager") and the Practice whereby Professional Business Manager shall provide certain facilities, equipment, and management, administrative, and business services to the Practice in connection with its provision of Professional Eye Care Services as originally executed and delivered, or, if amended or supplemented, as so amended or supplemented.

         1.30 Professional Business Manager. The term "Professional Business Manager" shall have the meaning set forth in the Professional Business Management Agreement

         1.31 Professional Eye Care Services. The term "Professional Eye Care Services" shall mean professional health care items and services, including, but not limited to, the practice of optometry, and all related professional health care services provided by the Practice through Optometrists, Ophthalmologists, and other professional health care providers that are retained by or professionally affiliated with the Practice. The term shall exclude any and all business whatsoever in connection with any optical businesses owned or operated, or to be owned or operated in the future, in whole or in part, by the Practice or any of its Professionals during the terms of this Retail Business Management Agreement, except as otherwise required by applicable state law.

         1.32 Professional Practice Account. The term "Professional Practice Account" shall mean the bank account described in Section 3.10 of the Professional Business Management Agreement.

         1.33 Representatives. The term "Representatives" shall mean a Party's officers, directors, managers, employees, or other agents.

         1.34 Retail Business Management Agreement. The term "Retail Business Management Agreement" shall mean this instrument as originally executed and delivered, or, if amended or supplemented, as so amended or supplemented.

         1.35 Retail Business Manager. The term "Retail Business Manager" shall have the meaning set forth in the Recitals hereto.

         1.36 Retail Business Manager Expense. The term "Retail Business Manager Expense" shall mean an expense or cost incurred by the Retail Business Manager, for which the Retail Business Manager is financially liable and is not entitled to reimbursement from the Practice. Retail Business Manager Expense shall specifically include: (a) any income or franchise taxes of the Retail Business Manager, (b) the expense of providing, leasing, purchasing or otherwise procuring the Dispensary equipment, including depreciation of furniture and equipment, and (c) any other expenses or costs that are not reasonable and customary reimbursements based upon a national practice management company's usual arrangement with a practice.


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         1.37 Shareholder. The term "Shareholder" shall mean any current or future shareholder of the Practice.

         1.38 Shareholder Expense. The term "Shareholder Expense" shall be limited to the following expenses: (a) Shareholders' salaries, Bonus, benefits, payroll taxes, and other direct costs (including professional dues, subscriptions, continuing education expenses, severance payments, entertainment, and travel costs for continuing education or other business travel but excluding business travel requested by Retail Business Manager, which shall be a Dispensary Expense and business travel requested by Professional Business Manager which shall be an Office Expense, and excluding any other expense of a Shareholder approved as a Dispensary Expense or Office Expense in advance by the Parties); (b) "tail" coverage malpractice insurance expenses for the Shareholders and any malpractice insurance expenses of any Professional which are in excess of those which are customary and reasonable; and (c) consulting, accounting, or legal fees which relate solely to the Shareholders. The Practice shall reimburse the Retail Business Manager for any Shareholder Expense incurred by the Retail Business Manager. Unless expressly designated as a Management Fee, a Retail Business Manager Expense, a Professional Business Manager Expense, a Dispensary Expense, an Office Expense, or a Practice Expense in this Retail Business Management Agreement or in any exhibit hereto or in the Professional Business Management Agreement or in any exhibit thereto or in any written agreement of the Parties, any expense incurred by the Practice shall be considered a Shareholder Expense. Notwithstanding the above, the Practice may require certain Professionals to pay certain expenses incurred for them specifically. Nothing in this Section shall create personal liability on the part of the Practice's Shareholders.

         1.39 Term. The term "Term" shall mean the initial and any renewal periods of duration of this Retail Business Management Agreement as described in
Section 6.1.

                                   ARTICLE II

                     APPOINTMENT OF RETAIL BUSINESS MANAGER

         2.1 Appointment. The Practice hereby appoints Retail Business Manager as its sole and exclusive agent for the management and administration of the retail optical aspects of the Practice, including, but not limited to, the operation of the Dispensary and the provision of Optical Services by the Practice, and Retail Business Manager hereby accepts such appointment, subject at all times to the provisions of this Retail Business Management Agreement.

         2.2 Authority. Consistent with the provisions of this Retail Business Management Agreement, Retail Business Manager shall have the responsibility and commensurate authority to provide Management Services for the Practice. The Practice shall give Retail Business Manager thirty (30) days' prior notice of the Practice's intent to execute any agreement creating a binding legal obligation on the Practice. The Parties acknowledge and agree that the Practice, through its Professionals, shall be responsible for and shall have complete authority, responsibility, supervision, and control over the provision of all Professional Eye Care Services and other professional health care services performed for patients, and that all diagnoses, treatments, procedures, and other professional health care services shall be provided and performed exclusively by or under the supervision of Professionals as such Professionals, in their sole discretion, deem appropriate. Retail Business Manager shall have and exercise absolutely no control, influence, authority or supervision over the provision of Professional Eye Care Services.

         2.3 Patient Referrals. Retail Business Manager and the Practice agree that the benefits to the Practice and to Retail Business Manager hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission, or any other arrangement for the provision of any item or


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service offered by Retail Business Manager to patients of the Practice in any facility, laboratory, center, or health care operation controlled, managed, or operated by Retail Business Manager or upon the referral, admission, or any other arrangement for the provision of any item or service offered by the Practice.

         2.4 Internal Decisions of the Practice. Matters involving the Practice's allocation of professional income among its Shareholders and the Professional employees of the Practice, tax planning, and pension and investment planning shall remain the responsibility of the Practice and the Shareholders of the Practice. The Retail Business Manager may not and shall not directly or indirectly control or attempt to control, dictate or influence, directly or indirectly, the professional judgment, including, but not limited to, the level or type of care or services rendered, the manner of practice, or the practice of the Practice or any Professional employed by the Practice.

         2.5 Practice of Optometry. The Parties acknowledge that Retail Business Manager is not authorized or qualified to engage in any activity that may be construed or deemed to constitute the practice of optometry. To the extent any act or service herein required to be performed by Retail Business Manager should be construed by a court of competent jurisdiction or by the Board of Optometry to constitute the practice of optometry, the requirement to perform that act or service by Retail Business Manager shall be deemed waived and unenforceable. Although Retail Business Manager shall provide Non-Professional Personnel to the Practice and Professional Business Manager and Retail Business Manager shall manage the administrative aspects of their employment, all Non-Professional Personnel in the performance of any and all Clinical Duties shall be subject solely to the direction, supervision, and control of the Practice and its Professionals and, in the performance of Clinical Duties shall not be subject to any direction or control by, or liability to, Retail Business Manager. Retail Business Manager may not and shall not control or attempt to control, directly or indirectly, the professional judgment, the manner of practice, or the practice of the Practice or any Professional employed by the Practice. In this regard, Retail Business Manager shall not attempt to dictate, influence, or control the scope, level, or type of optometric and/or therapeutic optometric services provided to patients of the Dispensary, the discipline of any Professionals who are Practice employees, the fees charged for Professional Eye Care Services provided to patients of the Dispensary (except to the extent necessary to establish the Budget or negotiate managed care contracts), or any other matter that impinges on the professional judgment of the Practice or any Professional employed by the Practice.

         2.6 Formation and Operation of the Practice Advisory Council. The Parties hereby establish a Practice Advisory Council which shall be responsible for advising Retail Business Manager and the Practice with respect to developing the Dispensary and implementing management and administrative policies for the overall operation of the Dispensary and for providing dispute resolution on certain matters. The Practice Advisory Counsel shall consist of six (6) members. Retail Business Manager shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one (1) member with two (2) votes. The Practice shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one (1) member with two (2) votes. Professional Business Manager shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one member with two (2) votes. The Practice Advisory Council members selected by the Practice shall be full-time Professional employees of the Practice. Each Party's representatives to the Practice Advisory Council shall have the authority to make decisions on behalf of the respective Party. Except as may otherwise be provided, the act of a majority of the members of the Practice Advisory Council shall be the act of the Practice Advisory Council, provided that (i) the affirmative vote of the Practice member(s) shall be required on all votes of the Practice Advisory Council; (ii) the affirmative vote of the Retail Business Manager shall be required on all matters relating to Optical Services or the Dispensary; and
(iii) the affirmative vote of the Professional Business Manager shall be required on all matters relating to the Office. The decisions, resolutions, actions, or recommendations of the Practice Advisory Council shall be implemented by Retail Business Manager, Professional Business Manager, or the Practice, as appropriate.


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

         2.7 Duties and Responsibilities of the Practice Advisory Council. The Practice Advisory Council shall review, evaluate, make recommendations, and where specifically authorized herein and permitted by law, make decisions with respect to the following matters:

                  (a) Facility Improvements and Expansion. Any renovation and expansion plans and capital equipment expenditures with respect to the Practice's facilities shall be reviewed by the Practice Advisory Council which shall make recommendations to the Practice with respect to proposed changes therein. Such renovation and expansion plans and capital equipment expenditures shall be based upon economic feasibility, optometry support, productivity and then current market conditions.

                  (b) Marketing and Public Relations. The Practice Advisory Council shall review and make recommendations to the Practice with respect to all marketing and public relations services and programs promoting the Practice's Professional Eye Care Services, Optical Services and ancillary services.

                  (c) Patient Fees; Collection Policies. The Practice Advisory Council shall review and make recommendations to the Practice concerning the fee schedule and collection policies for all Professional Eye Care Services, Optical Services and ancillary services rendered by the Practice.

                  (d) Ancillary Services. The Practice Advisory Council must approve any new non-professional ancillary services to be rendered by the Practice, including Optical Services, and the pricing, continuation of, access to, and quality of such services.

                  (e) Provider and Payor Relationships. The Practice Advisory Council shall review and make recommendations to the Practice regarding the establishment or maintenance of relationships between the Practice and institutional health care providers and third-party payors, and the Practice shall review and approve all agreements with institutional health care providers and third-party payors. The Practice Advisory Council shall also make recommendations to the Practice concerning discounted fee schedules, including capitated fee arrangements of which the Practice shall be a party, and the Practice shall review and approve all such capitated fee arrangements.

                  (f) Strategic Planning. The Practice Advisory Council may make recommendations to the Practice concerning development of long-term strategic planning objectives for the Practice.

                  (g) Capital Expenditures. The Practice Advisory Council shall make recommendations to the Practice concerning the priority of major capital expenditures, and shall review and approve any commitment to make any capital expenditures, relating to the Dispensary or the Office involving amounts in excess of $15,000 individually, or $50,000 in the aggregate, in any one fiscal year, which amounts may be increased from time-to-time by agreement of the Parties.

                  (h) Fee Dispute Resolution. At the request of Retail Business Manager or the Practice, the Practice Advisory Council shall make recommendations to Retail Business Manager with respect to any dispute concerning a set off or reduction in Management Fees.

                  (i) Grievances Referrals. The Practice Advisory Council shall consider and make recommendations to Retail Business Manager and the Practice regarding grievances pertaining to matters not specifically addressed in this Retail Business Management Agreement as referred to it by Retail Business Manager or the Practice's Board of Directors.

                  (j) Termination of Retail Business Manager's Personnel. The Practice Advisory Council shall review and approve any decision by the Retail Business Manager to terminate any of Retail Business Manager's personnel primarily located at the Dispensary who occupy manager or high level positions.

                  (k) Approval of New Offices or Dispensary. The Practice Advisory Council shall approve any move of any current Office or Dispensary location or expansion to an additional Practice location. Additionally, the Practice Advisory Council shall approve the establishment of any optical business of the Practice and the move or expansion of any such business.

Except in those specific instances set forth above in which the Practice Advisory Council has been granted the authority to make decisions binding upon the Retail Business Manager and the Practice, it is acknowledged and agreed that recommendations of the Practice Advisory Council are intended for the advice and guidance of Retail Business Manager and the Practice and that the Practice Advisory Council does not have the power to bind Retail Business Manager or the Practice. Where discretion with respect to any matter is vested in Retail Business Manager or the Practice under the terms of this Retail Business Management Agreement, Retail Business Manager or the Practice, as the case may be, shall have ultimate responsibility for the exercise of such discretion, notwithstanding any recommendations of the Practice Advisory Council. Retail Business Manager and the Practice shall, however, take such recommendations of the Practice Advisory Council into account in good faith in the exercise of such discretion.

         2.8 Professional Health Care Decisions. Notwithstanding anything herein to the contrary, all decisions required by applicable law to be made solely by health care professionals will be made solely by the appropriate Professionals. The Practice shall have ultimate and exclusive authority concerning issues related to:

                  (a) Types, levels, and scope of Professional Eye Care Services to be provided (provided, however, that the Practice Advisory Council shall have the authority set forth in Section 2.7(d) with respect to non-professional ancillary services);

                  (b) Recruitment of Professionals to the Practice, including the specific qualifications and specialties of recruited Professionals;

                  (c) Any optometric related functions;

                  (d) Fee schedules;

                  (e) Frequency and/or volume of patient encounters;

                  (f) The discipline of any Professionals or Non-Professional Personnel who are employed by, retained by, or otherwise affiliated with the Practice with respect to the performance of Professional Eye Care Services or Clinical Duties, as applicable; and

                  (g) Any other decisions required by applicable law to be made solely by Professionals and not by non-Professionals.

         2.9 Meetings of the Practice Advisory Council. The Practice Advisory Council shall meet on a regular basis as mutually agreed by the Parties. A special meeting of the Practice Advisory Council may be called by Professional Business Manager, Retail Business Manager or the Practice upon two (2) weeks' notice, except in the event of an emergency, in which case a special meeting may be called by Professional

Business Manager, Retail Business Manager or the Practice upon three (3) business days' notice. Meetings may be held telephonically or by any other means agreeable to the Parties.

                                   ARTICLE III

               OBLIGATIONS AND RESPONSIBILITIES OF RETAIL MANAGER

         3.1 Management Services. Retail Business Manager shall provide all Management Services necessary and appropriate for the day-to-day operation of the Dispensary and such personnel and services as set forth herein for the operation of the Office, pursuant to the terms of this Retail Business Management Agreement. Retail Business Manager shall operate in a reasonable and customary manner with due consideration to the Practice's past business practices and shall operate in accordance with all applicable laws, rules and regulations which are necessary and material to the Retail Business Manager's performance of the Management Services. Retail Business Manager will provide in good faith and with due diligence its services consistent with management services generally provided in operations of an optical dispensary similar in size, type and operations in the Practice Areas. All reasonable costs and expenses related to Retail Business Manager's duties contained in this Article III shall be Dispensary Expenses unless limited or excluded as a Dispensary Expense pursuant to the terms of this Retail Business Management Agreement. Retail Business Manager hereby consents and agrees to provide all Management Services to all Dispensary facilities and locations; provided, however, that during the Term of this Retail Business Management Agreement, and except for its obligations pursuant to this Retail Business Management Agreement, the Practice shall not establish, operate, or provide Optical Services at any new Dispensary facility or location without the consent and approval of the Practice Advisory Council; and provided further that during the Term of this Agreement the Practice shall not engage any individual or entity other than Retail Business Manager to provide Management Services to the Practice without the consent and approval of the Practice Advisory Council.

         3.2 Dispensary, Facilities and Equipment.

                  (a) Retail Business Manager shall procure for or on behalf of the Practice one or more Dispensaries that are deemed by the Parties to be reasonable, necessary and appropriate, and the expense associated therewith shall be a Dispensary Expense. Retail Business Manager shall consult with the Practice regarding the condition, use and needs of Dispensary facilities, offices and improvements. The Practice shall pay when due all rents and expenses of the Dispensary, including without limitation expenses for leasehold or facility improvements. Such rents and expenses shall be Dispensary Expenses.

                  (b) Retail Business Manager shall negotiate and administer all leases of and agreements for Dispensary facilities or locations on behalf of the Practice, provided, however, that Retail Business Manager shall consult with the Practice on all professional or clinical matters relating thereto and that the Practice shall consent to any lease negotiated by Retail Business Manager, which consent shall not be unreasonably withheld.

                  (c) Retail Business Manager shall provide all equipment, fixtures, office supplies, furniture and furnishings as are reasonable and approved in the Budget for the operation of the Dispensary and the provision of Optical Services. If the Practice wishes to choose additional equipment, which the Retail Business Manager determines not to acquire or lease, the Practice may acquire or lease such equipment, and the expense related thereto shall be deemed a Practice Expense.

                  (d) Retail Business Manager shall provide, finance, or cause to be provided or financed optical related equipment as reasonably required by the Practice. The Practice shall have final authority in all health care equipment selections; provided, however, that if the Practice chooses to acquire health care equipment which is not in the Budget and which Retail Business Manager reasonably chooses not to acquire, expenses related thereto shall be treated as a Practice Expense and such equipment shall be owned by the Practice; provided further that following such acquisition or lease by the Practice, if the Practice Advisory Council determines after a period of six months of use that such equipment is reasonably certain to result in material profit to Retail Business Manager (taking into account the cost or expense and anticipated revenues associated with such equipment), then Retail Business Manager shall acquire such equipment from the Practice by either (at Retail Business Manager's option), paying cash or by assuming the liability associated with such equipment, or if such equipment is then being leased by the Practice, by assuming such lease. In the event of such an acquisition by Retail Business Manager, it shall reimburse the Practice for previous expenses applied thereto. Except for equipment which Retail Business Manager elects not to acquire or lease which are acquired or leased by the Practice pursuant to Section 3.2(c) or
(d), all optical and non-optical equipment, other than Professional-owned automobiles, acquired for the use of the Practice shall be owned by Retail Business Manager and the depreciation and related capital charge shall be a Retail Business Manager Expense. Retail Business Manager may make recommendations to the Practice on the relationship between its health care equipment decisions and the overall administrative and financial operations of the Practice.

                  (e) Retail Business Manager shall be responsible for the repair and maintenance of the Dispensary, consistent with the Practice's responsibilities under the terms of any lease or other use arrangement, and for the prompt repair, maintenance, and replacement of all equipment other than such repairs, maintenance and replacement necessitated by the gross negligence or willful misconduct of the Practice, its Professionals or other personnel employed by the Practice, the repair or replacement of which shall be a Practice Expense and not a Dispensary Expense. Replacement equipment shall be acquired where Retail Business Manager in good faith determines, in consultation with the Practice, that such replacement is necessary or where the Budget has made allowances for such replacement.

         3.3 Optical Supplies. Retail Business Manager shall order, procure, purchase and provide on behalf of and as agent for the Practice all reasonable optical supplies unless otherwise prohibited by federal and/or state law. Furthermore, Retail Business Manager shall ensure that the Dispensary is at all times adequately stocked with the optical supplies that are necessary and appropriate for the operation of the Dispensary and required for the provision of Optical Services. All costs and expenses relating to such supplies shall be a Dispensary Expense.

         3.4 Optical Laboratory Services. Retail Business Manager shall procure, provide, or otherwise obtain for or on behalf of and as agent for the Practice all Optical Laboratory Services necessary to the operation of the Dispensary.

         3.5 Support Services. Retail Business Manager shall provide or arrange for all printing, stationery, forms, postage, duplication or photocopying services, and other support services as are reasonably necessary and appropriate for the operation of the Dispensary and the provision of Optical Services therein.

         3.6 Licenses and Permits. Retail Business Manager shall, on behalf of and in the name of the Practice, coordinate all development and planning processes, and apply for and use reasonable efforts to obtain and maintain all federal, state and local licenses and regulatory permits required for or in connection with the operation of the Dispensary and the equipment (existing and future) located at the Dispensary. The expenses and costs associated with obtaining and maintaining permits with respect to the Dispensary shall be deemed a Dispensary Expense.

         3.7 Personnel.

                  (a) Selection and Retention of Retail Business Manager's Personnel. Except as specifically provided in Section 4.2 of this Retail Business Management Agreement, Retail Business Manager shall, in consultation with the Practice, employ or otherwise retain and shall be responsible for selecting, hiring, training, supervising, and terminating, all management, administrative, technical, clerical, secretarial, bookkeeping, accounting, payroll, billing and collection and other personnel (excluding Professionals) as Retail Business Manager deems reasonably necessary and appropriate for the operation of the Dispensary and Office and for Retail Business Manager's performance of its duties and obligations under this Retail Business Management Agreement, provided that, where required by applicable state law, Retail Business Manager personnel while engaged in providing Optical Services shall be under the direction, supervision, and control of the Practice and its Professionals. Consistent with reasonably prudent personnel management policies, Retail Business Manager shall seek and consider the advice, input, and requests of the Practice in regard to personnel matters. Retail Business Manager shall have sole responsibility for determining the salaries and providing fringe benefits, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law or governmental requirement. Retail Business Manager reserves the right to change the number, composition or employment terms of such personnel in the future at Retail Business Manager's discretion; provided, however, that the termination of any of Retail Business Manager's personnel who occupy manager or high level positions, and are primarily located at the Office or Dispensary must receive the approval of the Practice Advisory Council. Retail Business Manager and the Practice recognize and acknowledge that Retail Business Manager and personnel retained by Retail Business Manager may from time-to-time perform services for persons other than the Practice. This Retail Business Management Agreement shall not be construed to prevent or prohibit Retail Business Manager from performing such services for others or restrict Retail Business Manager from using its personnel to provide services to others. Retail Business Manager hereby disclaims any liability relating to the effect of its employees on the qualification of the Practice's retirement plans under the Internal Revenue Code, and all liabilities for such classification shall be solely the responsibility of the Practice.

                  (b) Termination of Retail Business Manager's Personnel. If the Practice is dissatisfied with the services of any employee of Retail Business Manager or any personnel under Retail Business Manager's direction, supervision, and control, the Practice shall consult with Retail Business Manager. Retail Business Manager shall in good faith determine whether the performance of that employee could be brought to acceptable levels through counsel and assistance, or whether such employee should be relocated or terminated. All of Retail Business Manager's determinations regarding Retail Business Manager's personnel shall be governed by the overriding principle and goal of providing high quality Optical Services and optometric and/or therapeutic optometric support services. Employee assignments shall be made to assure consistent and continued rendering of high quality Optical Services and optometric and/or therapeutic optometric support services. The Retail Business Manager shall maintain established working relationships wherever possible, and Retail Business Manager shall make every effort consistent with sound business practices to honor the specific requests of the Practice with regard to the assignment of employees. Notwithstanding that which is contained in this Section 3.7(b), the Practice shall have the right and obligation to determine the direction, supervision and control of any personnel while said personnel are involved in the performance of Clinical Duties, and where applicable state law so requires while involved in providing Optical Services, including prohibiting said personnel from being involved in the performance of Clinical Duties and, where applicable state law so dictates, in the provision of Optical Services.

         3.8 Contract Negotiations. Retail Business Manager shall evaluate, assist in negotiations and administer on behalf of the Practice contracts that do not relate to the provision of Professional Eye Care Services as set forth in this Retail Business Management Agreement and/or as approved in the Budget. To the extent permitted by law, Retail Business Manager shall evaluate, assist in negotiations, administer and execute on the Practice's behalf, all contractual arrangements with third parties as are reasonably necessary and appropriate for the Practice's operation of the Dispensary or the provision of Optical Services.

         3.9 Billing and Collection. As an agent on behalf of and for the account of the Practice, Retail Business Manager shall establish and maintain credit and billing and collection services, policies and procedures, and shall use reasonable efforts to timely bill and collect all fees for all billable Professional Eye Care Services and Optical Services provided by the Practice, the Professionals, or other personnel employed or otherwise retained by the Practice. In connection with the billing and collection services to be provided hereunder, and throughout the Term (and thereafter as provided in Section 6.3), the Practice hereby grants to Retail Business Manager an exclusive special power of attorney and appoints Retail Business Manager as the Practice's exclusive true and lawful agent and attorney-in-fact (which shall be deemed revoked in the event of termination for cause by the Practice), and Retail Business Manager hereby accepts such special power of attorney and appointment, for the following purposes:

                  (a) To bill the Practice's patients, in the Practice's name using the Practice's tax identification number and on the Practice's behalf, for all billable Professional Eye Care Services and Optical Services provided by the Practice to patients.

                  (b) To bill, in the Practice's name using the Practice's tax identification number and on the Practice's behalf, all claims for reimbursement or indemnification from health maintenance organizations, self-insured employers, insurance companies, Medicare, Medicaid, and all other third-party payors or fiscal intermediaries for all covered billable Professional Eye Care Services and Optical Services provided by the Practice to patients.

                  (c) To collect and receive, in the Practice's name and on the Practice's behalf, all accounts receivable generated by such billings and claims for reimbursement, to administer such accounts including, but not limited to, extending the time of payment of any such accounts; suing, assigning or selling at a discount such accounts to collection agencies; or taking other measures to require the payment of any such accounts; provided, however, that the Practice shall review and approve (which approval shall not be unreasonably withheld) any decision by Retail Business Manager to undertake extraordinary collection measures, such as filing lawsuits, discharging or releasing obligors, or assigning or selling accounts at a discount to collection agencies. Retail Business Manager shall act in a professional manner and in compliance with all federal and state fair debt collection practices laws in rendering billing and collection services.

                  (d) To deposit all amounts collected on behalf of the Practice into the Account which shall be and at all times remain in the Practice's name. The Practice covenants to transfer and deliver to the Account all funds received by the Practice from patients or third-party payors for billable Professional Eye Care Services and Optical Services. Upon receipt by Retail Business Manager of any funds from patients or third-party payors or from the Practice pursuant hereto for billable Professional Eye Care Services and Optical Services, Retail Business Manager shall immediately deposit the same into the Account. On the first day of each calendar month during the Term of this Retail Business Management Agreement, Retail Business Manager shall pay to Professional Business Manager for deposit into the Professional Practice Account all amounts collected during the previous month on behalf of the Practice for billable Professional Eye Care Services, less any refunds, adjustments, or reductions in revenue then owed to, on behalf of, or in connection with the Practice's patients by the Practice in connection with its provision of Professional Eye Care Services. Retail Business Manager shall administer, be responsible for, and be obligated to pay for all Dispensary Expenses; provided, however, that Retail Business Manager shall only be liable for Dispensary Expenses to the extent of funds in the Account. Retail Business Manager shall disburse funds from the Account to creditors and other persons on behalf of the Practice, maintaining records of such receipt and disbursement of funds.

                  (e) To take possession of, endorse in the name of the Practice, and deposit into the Account any notes, checks, money orders, insurance payments, and any other instruments received in payment of accounts receivable of the Practice.

                  (f) To sign checks on behalf of the Practice, and to make withdrawals from the Account for payments specified in this Retail Business Management Agreement. Upon request of Retail Business Manager, the Practice shall execute and deliver to the financial institution wherein the Account is maintained, such additional documents or instruments as may be necessary to evidence or effect the special power of attorney granted to Retail Business Manager by the Practice pursuant to this Section 3.9. The special power of attorney granted herein shall be coupled with an interest and shall be irrevocable except with Retail Business Manager's written consent. The irrevocable power of attorney shall expire when this Retail Business Management Agreement has been terminated, all accounts receivable payable to Retail Business Manager pursuant to this Retail Business Management Agreement have been collected, and all Management Fees due to Retail Business Manager have been paid. If Retail Business Manager assigns this Retail Business Management Agreement in accordance with its terms, the Practice shall execute a power of attorney in favor of the assignee in a form acceptable to Retail Business Manager.

         3.10 Maintenance of Account.

                  (a) Power of Attorney. Retail Business Manager shall have access to the Account solely for the purposes stated herein. In connection herewith and throughout the term of this Retail Business Management Agreement, the Practice hereby grants to Retail Business Manager an exclusive special power of attorney for the purposes stated herein and appoints Retail Business Manager as the Practice's exclusive, true, and lawful agent and attorney-in-fact, and Retail Business Manager hereby accepts such special power of attorney and appointment, to deposit into the Account all funds, fees, and revenues collected by Retail Business Manager for billable Professional Eye Care Services and Optical Services rendered to patients of the Practice, and for all other Practice services and to make withdrawals from the Account for payments specified in this Retail Business Management Agreement and as requested from time-to-time by the Practice. Notwithstanding the exclusive special power of attorney granted to Retail Business Manager hereunder, the Practice may, upon reasonable advance notice to Retail Business Manager, draw checks on the Account; provided, however, that the Practice shall neither draw checks on the Account nor request Retail Business Manager to do so if the balance remaining in the Account after such withdrawal would be insufficient to enable Retail Business Manager to pay on behalf of the Practice any Dispensary Expense attributable to the operations of the Dispensary or to the provision of Optical Services at the Dispensary, and/or any other obligations of the Practice. Limits on authority to sign checks and purchase orders shall be mutually agreed upon by Retail Business Manager and the Practice.

                  (b) Payments from the Account. From the funds collected and deposited by the Retail Business Manager in the Account, the Retail Business Manager shall pay in the following order of priority and in accordance with applicable requirements under law or contract:

                      (i) any refunds owed to patients by the Practice;

                      (ii) funds to be deposited into the Professional Practice Account pursuant to Section 3.9(d) hereof;

                      (iii) all Dispensary Expenses;

                      (iv) any unpaid or past due compensation owed to the Retail Business Manager pursuant to Section 5.1 hereof;

                      (v) the current Base Management Fee compensation owed to the Retail Business Manager pursuant to Section 5.1 hereof;

                      (vi) the current Supplemental Management Fee compensation owed to Retail Business Manager pursuant to Section 5.2 hereof; and

                      (vii) all other Shareholder Expenses and Interest Expense.

                  (c) Additional Documents. Upon request of Retail Business Manager, the Practice shall execute and deliver to the financial institution wherein the Account is maintained, such additional documents or instruments as may be necessary to evidence or effect the special power of attorney granted to Retail Business Manager by the Practice pursuant to this Section 3.10. The special power of attorney granted herein shall be coupled with an interest and shall be irrevocable except with Retail Business Manager's written consent. The irrevocable power of attorney shall expire when this Retail Business Management Agreement has been terminated, all accounts receivable payable to Retail Business Manager pursuant to this Retail Business Management Agreement have been collected, and all Management Fees due to Retail Business Manager have been paid. If Retail Business Manager assigns this Retail Business Management Agreement in accordance with its terms, the Practice shall execute a power of attorney in favor of the assignee in a form acceptable to Retail Business Manager. Retail Business Manager shall not make any withdrawal from the Practice's account unless expressly authorized in this Agreement.

         3.11 Fiscal Matters.

                  (a) Annual Budget. The initial Annual Budget shall be agreed upon by the parties before the execution of this Retail Business Management Agreement. Thereafter, annually and at least thirty (30) days prior to the commencement of each fiscal year of the Practice, the Retail Business Manager, in consultation with the Practice, shall prepare and deliver to the Practice a proposed Budget, setting forth an estimate of the Practice's revenues and expenses for the upcoming fiscal year. The Practice shall review the proposed Budget and either approve the proposed Budget or request any changes within twenty-one (21) days after receiving the proposed Budget. Disputes concerning the Budget shall, at the request of either party hereto, be submitted to the Practice Advisory Council. In the event the Parties are unable to agree on a Budget by the beginning of the fiscal year, until an agreement is reached, the Budget for the prior year shall be deemed to be adopted as the Budget for the current year, with each line item in the Budget (with the exception of the Management Fee which shall be established pursuant to the terms of this Retail Business Management Agreement) increased or decreased by one of the following, whichever is most appropriate relative to the particular item of income or expense, (i) the percentage by which the Adjusted Gross Revenue in the current year, excluding any damages paid by any Professional to the Practice under any Restrictive covenant or otherwise, has increased or decreased compared to the corresponding period of the prior year; (ii) the increase or decrease from the prior year in the Consumer Price Index - Health/Medical Services for the relevant region; and (iii) the proportionate increase or decrease in mutually agreed upon personnel costs as measured by the increase or decrease in full-time-equivalent personnel. The Practice Advisory Council may revise or modify the Budget from time to time during the applicable fiscal year to reflect changing circumstances affecting the Practice. Additionally, notwithstanding the above, no change in an adopted Budget shall be contrary to the terms and spirit of this Agreement nor shall it have any effect on the Management Fee expressly agreed to herein, unless approved in advance in writing by the Parties hereto.

                  (b) Obligations of Retail Business Manager. Retail Business Manager shall use commercially reasonable efforts to manage and administer the operations of the Dispensary as herein provided so that the actual revenues, costs and expenses of the operation and maintenance of the Dispensary during any applicable period of the Practice's fiscal year shall be consistent with the Budget.

                  (c) Accounting and Financial Records. Retail Business Manager shall establish and administer accounting procedures, controls, and systems for the development, preparation, and safekeeping of administrative or financial records and books of account relating to the business and financial affairs of the Dispensary and the provision of Optical Services, all of which shall be prepared and maintained in accordance with GAAP. The Practice shall have the right to inspect such records and books of account at its expense at any time, upon reasonable notice to Retail Business Manager. Retail Business Manager shall prepare and deliver to the Practice (i) within sixty (60) days of the end of each of the first three (3) fiscal quarters in each fiscal year, and (ii) within ninety (90) days of the end of each fiscal year, a balance sheet and a profit and loss statement reflecting the financial status of the Practice in regard to the provision of Optical Services as of the end of such period, all of which shall be prepared in accordance with GAAP consistently applied. In addition, Retail Business Manager shall prepare or assist in the preparation of any other financial statements or records the Practice may reasonably request.

                  (d) Sales and Use Taxes. Retail Business Manager and the Practice acknowledge and agree that to the extent that any of the services to be provided by Retail Business Manager hereunder may be subject to any state sales and use taxes, Retail Business Manager may have a legal obligation to collect such taxes from the Practice and to remit the same to the appropriate tax collection authorities. The Practice agrees to have applicable state sales and use taxes attributable to the services to be provided by Retail Business Manager hereunder treated as a Dispensary Expense.

         3.12 Reports and Records.

                  (a) Health Care Records. All files and records relating to the operation of the Dispensary, including without limitation, accounting, billing and collection, and patient records shall at all times be and remain the property of the Practice and shall remain under its possession, custody, and control. Subject to the foregoing and to the extent permitted by applicable law, Retail Business Manager shall, in consultation with the Practice, establish, monitor, and maintain procedures and policies for the timely, appropriate, and efficient preparation, filing, retrieval, and secure storage of such records. Patient records shall be located at Dispensary facilities so that they are readily accessible for patient care. Patient records shall not be removed from Dispensary premises without the express written consent of the Practice, except as specified herein. Patient records for patients not seen within the last three years may be stored in a commercial storage facility or other location Retail Business Manager shall designate, provided that Retail Business Manager shall notify the Practice of the location of said records. All such health care records shall be retained and maintained by the Practice, and the Retail Business Manager as agent for the Practice in accordance with all applicable state and federal laws relating to the confidentiality and retention thereof. In this regard, Retail Business Manager shall use its best efforts to preserve the confidentiality of patient records and shall use information contained in such records only as the agent for the Practice and for the limited purposes necessary to perform the services set forth herein.

                  (b) Other Reports and Records. Retail Business Manager shall timely create, prepare, and file such additional reports and records as are reasonably necessary and appropriate for the Practice's provision of Optical Services, and shall be prepared to analyze and interpret such reports and records upon the request of the Practice.

         3.13 Confidential and Proprietary Information. Retail Business Manager agrees that it shall not disclose any Confidential Information of the Practice to other persons without the Practice's express written authorization, such Confidential Information shall not be used in any way detrimental to the Practice, and Retail Business Manager will keep such Confidential Information confidential and will ensure that its affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations; provided, however, that Retail Business Manager may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Retail

Business Management Agreement, it being understood and agreed by Retail Business Manager that such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section, and will be directed by Retail Business Manager not to disclose to any other person any Confidential Information.

         3.14 Retail Business Manager's Insurance. Throughout the Term, Retail Business Manager shall, as a Dispensary Expense, obtain and maintain with commercial carriers, through self-insurance or some combination thereof, appropriate workers' compensation coverage for Retail Business Manager's employed personnel provided pursuant to this Retail Business Management Agreement, and professional, casualty and comprehensive general liability insurance covering Retail Business Manager, Retail Business Manager's personnel, and all of Retail Business Manager's equipment in such amounts, on such basis and upon such terms and conditions as Retail Business Manager deems appropriate but which insurance is consistent with the insurance which is maintained by the Practice pursuant to Section 4.5 of this Retail Business Management Agreement. Retail Business Manager shall cause the Practice to be named as an additional insured on Retail Business Manager's professional, casualty and comprehensive general liability policy. Upon the request of the Practice, Retail Business Manager shall provide the Practice with a certificate evidencing such insurance coverage. Retail Business Manager, in agreement with the Practice, may also carry, as a Dispensary expense, key person life and disability insurance on any Shareholder or Professional employee of the Practice in amounts determined reasonable and sufficient by the Retail Business Manager. Retail Business Manager shall be the owner and beneficiary of any such insurance, although the Parties hereby agree that the proceeds of any such insurance shall be paid to the Account as Adjusted Gross Revenues unless the Parties agree to a specific split of the proceeds. Should only the Practice choose to obtain key person life and disability insurance, the Practice shall pay all premiums as a Practice Expense and shall receive all proceeds. Further, if only the Retail Business Manager chooses to obtain such insurance, Retail Business Manager shall pay all premiums as a Retail Business Manager Expense and shall receive the proceeds. The Practice shall cause its Professionals to submit to a medical examination necessary to obtain such insurance.

         3.15 No Warranty or Representations. The Practice acknowledges that Retail Business Manager has not made and will not make any express or implied warranties or representations that the Management Services provided by Retail Business Manager will result in any particular amount or level of income to the Practice. Specifically, Retail Business Manager has not represented that its Management Services will result in higher revenues, lower expenses, greater profits, or growth in the number of patients receiving Optical Services at the Dispensary.

         3.16 Marketing and Public Relations. Retail Business Manager acknowledges that the Practice desires a public relations program to enhance its optical practice and to extend the Dispensary's ability to provide Optical Services to patients. Subject to the Practice's approval, Retail Business Manager shall design and implement an appropriate public relations program on behalf of the Practice, with appropriate emphasis on public awareness of the availability of Optical Services at the Dispensary. The public relations program shall be conducted in compliance with applicable laws and regulations governing advertising by the optical and optometric professions.

         3.17 Acquisition of Services and Supplies. In obtaining services, supplies and personnel for or on behalf of the Practice pursuant to this Retail Business Management Agreement, Retail Business Manager shall be authorized to obtain such services, supplies and personnel from an affiliate of Retail Business Manager; provided that the Dispensary Expenses which are incurred by or on behalf of the Retail Business Manager shall be consistent with the expenses of optical dispensaries similar in size, type, and operations in the Practice Areas.

         3.18 Coordination of Obligations and Responsibilities. Retail Business Manager shall, in good faith, coordinate all of its obligations and responsibilities under this Retail Business Management Agreement with Professional Business Manager's performance of its obligations and responsibilities under the Professional Business Management Agreement. Any dispute, conflict or disagreement between Professional Business Manager and Retail Business Manager regarding their respective obligations and responsibilities shall be referred to the Practice Advisory Council for resolution.

                                   ARTICLE IV

                OBLIGATIONS AND RESPONSIBILITIES OF THE PRACTICE.

         4.1 Professional Services. The Practice shall diligently conduct the business of an optometric and/or therapeutic optometric practice, including utilizing its capacities to the greatest extent practicable to provide Professional Eye Care Services and Optical Services to patients of the Office and the Dispensary. The Practice shall retain that number of Professionals as are reasonably necessary and appropriate in the sole discretion of the Practice for the provision of Professional Eye Care Services and Optical Services and shall determine their assignment and scheduled hours of practice at Office and Dispensary locations. The Practice shall provide professional services to the Office's and the Dispensary's patients in compliance at all times with ethical standards, laws and regulations applying to the optometric and/or therapeutic optometric and optical professions. The Practice shall ensure that each Professional associated with or employed by the Practice to provide Professional Eye Care Services and Optical Services to the Office's and the Dispensary's patients is licensed in each Practice Area in which he or she provides such services.. The Practice shall establish and implement a program to monitor the quality of Professional Eye Care Services and Optical Services provided at the Office and the Dispensary (the "Continuous Quality Improvement Program"). The Continuous Quality Improvement Program shall be designed to promote and maintain quality care consistent with accepted practices prevailing from time to time in the area where each Office and Dispensary facility is situated.

         4.2 Employment of Professionals. The Practice shall be responsible for the hiring, compensation, supervision, evaluation, and termination of all Professionals. At the request of the Practice, Retail Business Manager shall be available to consult with the Practice respecting such matters. The Practice shall be responsible for the payment of such Practice employees' salaries and wages, payroll taxes, benefits, and all other taxes and charges now or hereafter applicable to them. The Practice shall employ and contract only with licensed Professionals who meet applicable credentialing guidelines established by the Practice. The Practice shall not in any fiscal year contract in the aggregate with Professionals for an amount (including the cost of associated benefits, payroll expense, and professional liability coverage) which is greater than the amount provided for such purpose in the Budget for such fiscal year. The Practice represents, warrants and covenants that, if requested by the Retail Business Manager, on or before ninety (90) days from the date of such request, it will use its best efforts to obtain, shall in the future obtain, and shall enforce formal written employment agreements from each of its present full-time (an average of thirty (30) or more hours per week) Professionals, except for the President of the Practice, and those employed in the future in substantially the form attached hereto as Exhibit 4.2A ("Employment Agreement") and containing a restrictive covenant (the "Restrictive Covenant"). It is agreed that the Retail Business Manager has not requested that such employment agreements and Restrictive Covenants be entered into as of the execution of this Agreement. The Practice further represents, warrants and covenants that the President of the Practice has entered into an employment agreement substantially in the form attached hereto as Exhibit 4.2B (the "President's Employment Agreement"), which agreement is currently and shall remain in force and effect during the term of this Agreement unless terminated in accordance therewith.

         4.3 Professional Standards. As a continuing condition of Retail Business Manager's obligations hereunder each Professional and any other Professional personnel retained by the Practice to provide Professional Eye Care Services and Optical Services must (i) have and maintain a valid and unrestricted license to practice optometry or ophthalmology in the Practice Areas in which such Professional is providing services, (ii) comply with, be controlled and governed by and provide Professional Eye Care Services and Optical Services in accordance with applicable federal, state and municipal laws, rules, regulations, ordinances and orders, and the ethics and standard of care of the optometric and optical communities wherein the principal Office and Dispensary of the Practice is located, and (iii) provide on a continual basis, quality care to its patients.

         4.4 Practice's Insurance. The Practice shall, as a Practice Expense, obtain and maintain with commercial carriers chosen by the Practice appropriate workers' compensation coverage for the Practice's employed personnel, if any, and professional and comprehensive general liability insurance covering the Practice and each of the Professionals involved in the provision of Professional Eye Care Services. The comprehensive general liability coverage with respect to each of the Professionals shall be in the minimum amount of One Million Dollars ($1,000,000) and professional liability coverage shall be in the minimum amount of One Million Dollars ($1,000,000) for each occurrence and One Million Dollars ($1,000,000) annual aggregate. The insurance policy or policies shall provide for at least thirty (30) days' advance written notice to the Practice from the insurer as to any alteration of coverage, cancellation, or proposed cancellation for any cause. Upon the termination of this Retail Business Management Agreement for any reason, the Practice shall continue to carry professional liability insurance in the amounts specified herein for the shorter period of (i) the period set forth in each Practice Area's statute of repose (or if no statute of repose exists, each Practice Area's statute of limitations) for bringing professional malpractice claims based upon injuries which are not immediately discoverable plus any applicable tolling periods, or (ii) ten (10) years after termination; or if the Practice dissolves or ceases to practice optometry, the Practice shall obtain and maintain as a Practice Expense "tail" professional liability coverage, in the amounts specified in this Section for the shorter period of (i) the period set forth in each Practice Area's statute of repose (or if no statute of repose exists, each Practice Area's statute of limitations) for bringing professional malpractice claims based upon injuries which are not immediately discoverable plus any applicable tolling periods, or (ii) ten (10) years. The Practice shall be responsible for paying all premiums for Shareholder "tail" insurance coverage and such coverage shall be a Shareholder Expense; provided, however, that the Practice may cause its Professionals to be responsible for paying the premiums for such "tail" insurance coverage.

         4.5 Confidential and Proprietary Information. The Practice agrees that it shall not disclose any Confidential Information of the Retail Business Manager to other persons without Retail Business Manager's express written authorization, such Confidential Information shall not be used in any way detrimental to Retail Business Manager, and the Practice will keep such Confidential Information confidential and will ensure that its affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations; provided, however, that the Practice may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Retail Business Management Agreement, it being understood and agreed by the Practice that such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section, and will be directed by the Practice not to disclose to any other person any Confidential Information.

         4.6 Non-Competition. The Practice hereby recognizes, acknowledges, and avers that Retail Business Manager will incur substantial costs in providing the equipment, support services, personnel, management, administration, and other items and services that are the subject matter of this Retail Business Management Agreement and that in the process of providing services under this Retail Business Management Agreement, the Practice will be privy to financial and Confidential Information, to which the Practice would not otherwise be exposed. The Parties also recognize that the services to be provided by Retail Business Manager will be feasible only if the Practice operates an active practice to which the Professionals associated with the Practice devote their full time and attention. The Practice agrees, acknowledges, and avers that the non-competition covenants described hereunder are necessary for the protection of Retail Business Manager, and that Retail Business Manager would not have entered into this Retail Business Management Agreement without the following covenants.

                  (a) Except as specifically agreed to by Retail Business Manager in writing, the Practice covenants and agrees that during the Term of this Retail Business Management Agreement and for a period of one (1) year from the date this Retail Business Management Agreement is terminated, other than if terminated by the Practice for cause, or expires the Practice shall not directly or indirectly own (excluding ownership of less than one percent (1%) of the equity of any publicly traded entity and excluding ownership of the common stock of Retail Business Manager), manage, operate, control, contract with, lend funds to, lend its name to, maintain any interest whatsoever in, or be employed by, any enterprise (i) having to do with the provision, distribution, promotion, or advertising of any type of management or administrative services or products to third parties in competition with Retail Business Manager, within a 10 mile radius of any Dispensary of the Practice; and/or (ii) offering any type of service(s) or product(s) to third parties substantially similar to those offered by Retail Business Manager to the Practice in competition with Retail Business Manager within a 10 mile radius of any Dispensary of the Practice; and/or (iii) providing Optical Services in competition with Retail Manager within a ten (10) mile radius of any Dispensary of the Practice.

                  (b) Restrictive Covenants by Optometrists. Under the Restrictive Covenant, to the extent then required by the Retail Business Manager, the non-shareholder Professionals agree not to practice optometry and/or therapeutic optometry or provide Optical Services within a certain radius, as set forth in Exhibit 4.6A, of any Dispensary location at which such Professionals performed services on a regular basis for sixteen (16) or more hours per week or one thousand (1,000) hours during the last twelve months of such non-Shareholder Professionals' employment with the Practice. The Restrictive Covenant shall be effective for a period of one (1) year following termination of employment with the Practice and may be subject to a liquidated damages provision as authorized hereafter.

                  (c) Liquidated Damages. The Practice represents, warrants and covenants that the Restrictive Covenant described above, if then required by the Retail Business Manager, contains a liquidated damages provision, consistent with the laws of the Commonwealth of Kentucky, mandating the payment of $25,000.00 in liquidated damages. Any liquidated damage amount collected by the Practice through enforcement of the Restrictive Covenant shall be delivered immediately to Retail Business Manager for deposit in the Account and included in the Adjusted Gross Revenue. The Practice hereby stipulates and agrees that Retail Business Manager will suffer severe harm if the Practice fails or refuses to obtain and enforce the Restrictive Covenant, including the aforesaid liquidated damages provision. The Practice further stipulates and agrees that the parties may be unable to quantify such severe harm, and, accordingly, the Practice shall pay to Retail Business Manager the amount of $25,000.00, as agreed upon stipulated damages in the event of such failure or refusal to obtain and enforce the Restrictive Covenant. Any liquidated damage amount collected from the Practice as a result of its failure or refusal to enforce the Restrictive Covenant shall be immediately paid to Retail Business Manager and shall not be included in the Adjusted Gross Revenue for the Practice.

                  (d) The Practice understands and acknowledges that Retail Business Manager shall suffer severe harm in the event that the foregoing non-competition covenants in Section 4.6 are violated, and accordingly, if the Practice breaches any obligation of Section 4.6, in addition to any other remedies available under this Retail Business Management Agreement, at law or in equity, Retail Business Manager shall be entitled to enforce this Retail Business Management Agreement by injunctive relief and by specific performance of the Retail Business Management Agreement, such relief to be without the necessity of posting a bond, cash or otherwise. Additionally, nothing in this
Section 4.6(d) shall limit Retail Business Manager's right to recover any other damages to which it is entitled as a result of the Practice's breach. The time period for which the non-competition covenant is effective shall be extended day for day for the time period the Practice is in violation of the non-competition covenant. If any provision of the covenants is held by a court of competent jurisdiction to be unenforceable due to an excessive time period, geographic area, or restricted activity, the covenant shall be reformed to comply with such time period, geographic area, or restricted activity that would be held enforceable. Following termination of this Retail Business Management Agreement pursuant to
Section 6.2(b) hereof, the Practice shall not amend, alter or otherwise change any term or provision of the Restrictive Covenants or liquidated damages provisions of the Employment Agreements or the President's Employment Agreement with the Professionals. Following termination of this Agreement pursuant to
Section 6.2(a) hereof, the Practice and the Professionals shall be relieved of the restrictions imposed by this Section 4.6.

         4.7 Name, Trademark. The Practice represents and warrants that on and after sixty (60) days from the effective date of this Retail Business Management Agreement, the Practice shall conduct its professional practice under the name of, and only under the names of Dr. Bizer's VisionWorld, Dr. Bizer's Vision World, Doctor's ValuVision and the Eye Surgery Center and that such names are duly registered, qualified, or licensed under the laws of the Practice Areas in which they are being used, and that, to the Practice's knowledge, the Practice is the sole and absolute owner of the names in the Practice Areas. The Practice covenants and promises that, without the prior written consent of the Retail Business Manager, the Practice will not:

                  (a) take any action that is reasonably likely to result in the loss of registration, qualification or licensure of the name;

                  (b) fail to take any reasonably necessary action that will maintain the registration, qualification, or licensure current;

                  (c) license, sell, give, or otherwise transfer the name or the right to use the name to any optometry practice, Optometrist, professional corporation, optical dispensary or any other entity; or

                  (d) cease conducting the professional practice of the Practice under the name.

         4.8 Billing Information and Assignments; Establishment of Fees. The Practice shall promptly provide the Retail Business Manager with all billing and other information reasonably requested by the Retail Business Manager to enable it to bill and collect the Dispensary's fees and other charges and reimbursement claims pursuant to Section 3.9, and the Practice shall use its best efforts to procure consents to assignments and other approvals and documents necessary to enable the Retail Business Manager to obtain payment or reimbursement from third parties for such fees, other charges and claims.

         4.9 Provider Agreements. The Practice shall have ultimate authority with regard to all contractual arrangements with third parties for the Practice's provision of Optical Services, and the Practice may at its sole discretion reject or otherwise refuse to enter into any such contractual arrangement.

         4.10 Tax Matters. The Practice shall prepare or arrange for the preparation by an accountant selected by the Practice of all appropriate corporate tax returns and reports required of the Practice including such returns and reports required with respect to the Account. All costs and expenses relating to the preparation of such returns and reports shall be deemed a Practice Expense.

         4.11 Shareholders' Undertaking to Enforce Certain Provisions of Agreement. The Practice shall cause to be executed by all Shareholders of the Practice an undertaking in the form of Exhibit 4.11 by such Shareholders to ensure that the covenants not to compete described in Section 4.6 of this Retail Business Management Agreement are enforced by the Practice against any individuals violating such covenants.

         4.12 Limitations on Actions of the Practice. The Practice shall not take any of the following actions without the express prior written consent of Retail Business Manager:

                  (a) Any action leading to or intended to result in the merger, combination or consolidation of the Practice or Dispensary with, or acquisition of the Practice, the Dispensary, or their businesses by, any other entity;

                  (b) Mortgage or encumber any of the Practice's real, personal or mixed property as security for any indebtedness which is not contemplated by the Budget;

                  (c) Pay any dividend or make any other distribution, whether in cash or in kind, to Shareholders of the Practice, if any compensation owed by the Practice to Retail Business Manager hereunder has not been paid in full, and if any and all monetary obligations of the Practice to Retail Business Manager have not been fully paid in accordance with the terms of any and all documents governing such obligations, provided, however, that the foregoing shall not prevent payment of Shareholders' Salary, Bonus, payroll taxes thereon, and certain Shareholder Expenses as set forth in Section 3.10(b) of the Professional Business Management Agreement;

                  (d) Dissolve or liquidate the Practice, or take any action with a view to or likely to have the result of the dissolution or liquidation of the Practice; or

                  (e) Authorize the provision of professional services such that the income derived therefrom is not owned by the Practice; provided that no such consent is necessary for (i) professional services performed by Professionals during said Professionals' vacation time, or (ii) professional services performed in connection with duties and responsibilities as a member of the Reserves or National Guard.

         4.13 Leases of Dispensary Locations. The Practice shall maintain and fulfill all of its obligations under leases of Dispensary facilities or locations.

                                    ARTICLE V

                         RETAIL MANAGER'S COMPENSATION.

         5.1 Base Management Fee. The Practice and Retail Business Manager agree to the compensation set forth herein as being paid to Retail Business Manager in consideration of a substantial commitment made by Retail Business Manager hereunder and that such fees are fair and reasonable. Each month Retail Business Manager shall be paid that percentage set forth in Exhibit 5.1 of Adjusted Gross Revenue.

         5.2 Supplemental Management Fee. In consideration of the improved efficiencies expected to be effected by Retail Business Manager, as an incentive to Retail Business Manager to effect those efficiencies, and as additional compensation for the services provided by Retail Business Manager, Retail Business Manager shall be paid each month, during the Term of this Retail Business Management Agreement, that percentage set forth in Exhibit 5.2 of Adjusted Net Revenue. Adjusted Net Revenue shall be calculated as the amount remaining after subtracting from Adjusted Gross Revenue (i) Dispensary Expenses,
(ii) Office Expenses, (iii) Practice Expenses, and (iv) the following Shareholder Expenses: (A) Shareholder's salary not to exceed One Hundred Ninety Thousand And No/100 Dollars ($190,000.00) on an annualized basis; (B) the amount of the Bonus with respect to such period as set forth in the President's Employment Agreement not to exceed Twenty Thousand And No/100 Dollars ($20,000) on an annualized basis; (C) payroll taxes related to Shareholder's salary and the Bonus; and (D) other Shareholder Expenses not to exceed Five Thousand And No/100 Dollars ($5,000) unless otherwise agreed to by the Retail Business Manager.

         5.3 Reasonable Value. Payment of the Management Fee is not intended to be and shall not be interpreted or applied as permitting Retail Business Manager to share in the Practice's fees for Professional Eye Care Services and Optical Services or any other services, but is acknowledged as the Parties' negotiated agreement as to the reasonable fair market value of Retail Business Manager's commitment to pay all Dispensary Expenses and the fair market value of the equipment, contract analysis and support, other support services, purchasing, personnel, management, administration, strategic management and other items and services furnished by Retail Business Manager pursuant to the Retail Business Management Agreement, considering the nature and volume of the services required and the risks assumed by Retail Business Manager. The Practice and Retail Business Manager recognize and acknowledge that Retail Business Manager will incur substantial costs and business risks in undertaking to pay all Dispensary Expenses and in providing the support services, personnel, marketing, management, administration, and other items and services that are the subject matter of this Retail Business Management Agreement. It is the intent of the Parties that the Management Fee reasonably compensate Retail Business Manager for the value to the Practice of Retail Business Manager's administrative expertise, given the considerable business risk to Retail Business Manager in providing the Management Services that are the subject of this Retail Business Management Agreement.

         5.4 Payment of Management Fee. To facilitate the payment of the Management Fee as provided in Section 5.1 hereof, the Practice hereby expressly authorizes Retail Business Manager to make withdrawals of the Management Fee from the Account as such fee becomes due and payable during the Term in accordance with Section 3.10(a) and after termination as provided in Section
6.3. Retail Business Manager shall deliver to the Practice an invoice for the Management Fee accompanied by a reasonably detailed statement of the information upon which the Management Fee calculation is based.

         5.5 Disputes Regarding Fees.

                  (a) It is the Parties' intent that any disputes regarding performance standards of the Retail Business Manager be resolved to the extent possible by good faith negotiation. To that end, the Parties agree that if the Practice in good faith believes that Retail Business Manager has failed to perform its obligations, and that as a result of such failure, the Practice is entitled to a set-off or reduction in its Management Fees, the Practice shall give Retail Business Manager notice of the perceived failure and request in the notice a set-off or reduction in Management Fees. Retail Business Manager and the Practice shall then negotiate the dispute in good faith, and if an agreement is reached, the Parties shall implement the resolution without further action. At the request of Retail Business Manager or the Practice, the Practice Advisory Council shall make recommendations to Retail Business Manager with respect to any dispute concerning a set off or reduction in Management Fees.

                  (b) If the Parties cannot reach a resolution within a reasonable time, the Parties shall submit the dispute to mediation to be conducted in accordance with the American Arbitration Association's Commercial Mediation Rules.

                  (c) If the mediation process fails to resolve the dispute, the dispute shall be submitted by either Party to binding arbitration under Section 8.7.

                                   ARTICLE VI

                              TERM AND TERMINATION

         6.1 Initial and Renewal Term. The Term of this Retail Business Management Agreement will be for an initial period of forty (40) years after the effective date, and shall be automatically renewed for successive five (5) year periods thereafter, provided that neither Retail Business Manager nor the Practice shall have given notice of termination of this Retail Business Management Agreement at least one hundred twenty (120) days before the end of the initial term or any renewal term, or unless otherwise terminated as provided in Section 6.2 of this Retail Business Management Agreement.

         6.2 Termination.

                  (a) Termination by the Practice. The Practice may immediately terminate this Retail Business Management Agreement at its discretion, upon written notice pursuant to Section 8.3, as follows:

                      (i) If Retail Business Manager becomes insolvent by reason of its inability to pay its debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or shall have such a petition filed against it which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for its business, assets or property; makes a general assignment for the benefit of creditors; has its bank accounts, property or accounts attached; has execution levied against its business or property; or voluntarily dissolves or liquidates or has a petition filed for corporate dissolution and such petition is not dismissed with thirty
(30) days;

                      (ii) If the Retail Business Manager fails to comply with any material provision of this Agreement, and does not correct such failure within ninety (90) days after written notice of such failure to comply is delivered by the Practice specifying the nature of the breach in reasonable detail; or

                      (iii) Retail Business Manager commits any act of fraud, misappropriation or embezzlement, or any other felony and as a result the Retail Business Manager is unable to substantially perform under the terms of this Retail Business Management Agreement.

                  (b) Termination by Retail Business Manager Retail Business Manager may immediately terminate this Retail Business Management Agreement at its discretion, upon written notice pursuant to Section 8.3, as follows:

                      (i) The revocation, suspension, cancellation or restriction of any Shareholder's license to practice optometry in any of the Practice Areas if, in the reasonable discretion of the Retail Business Manager, the Practice will not be financially viable after such revocation, suspension, cancellation, or restriction;

                      (ii) If the Practice becomes insolvent by reason of its inability to pay its debts as they mature; is adjudicated bankrupt or insolvent; files a petition in bankruptcy, reorganization or similar proceeding under the bankruptcy laws of the United States or shall have such a petition filed against it which is not discharged within thirty (30) days; has a receiver or other custodian, permanent or temporary, appointed for its business, assets or property; makes a general assignment for the benefit of creditors; has its bank accounts, property or accounts attached; has execution levied against its business or property; or voluntarily dissolves or liquidates or has a petition filed for corporate dissolution and such petition is not dismissed with thirty (30) days;

                      (iii) If the Practice fails to comply with any material provision of this Agreement, or any other agreement with Retail Business Manager, and does not correct such failure within ninety (90) days after written notice of such failure to comply is delivered by Retail Business Manager specifying the nature of the breach in reasonable detail;

                      (iv) The Practice or any of the Practice Professionals commit any act of fraud, misappropriation or embezzlement, or any other felony and as a result the Practice as an entire entity is unable to substantially perform under the terms of this Retail Business Management Agreement; or

                      (v) Any of the material representations of the Practice are false or incorrect when made or hereafter become materially false or incorrect or any warranty of the Practice is materially breached.

                  (c) Termination by Agreement. In the event the Practice and Retail Business Manager shall mutually agree in writing, this Retail Business Management Agreement may be terminated on the date specified in such written agreement.

                  (d) Legislative, Regulatory or Administrative Change. In the event there shall be a change in the Medicare or Medicaid statutes, federal statutes, state statutes, case law, administrative interpretations, regulations or general instructions, the adoption of new federal or state legislation, or a change in any third-party reimbursement system, or any finding, ruling, or decree of any regulatory body concerning this Retail Business Management Agreement, any of which are reasonably likely to materially and adversely affect the manner in which either Party may perform or be compensated for its services under this Retail Business Management Agreement or which shall make this Retail Business Management Agreement or any related agreements unlawful or unenforceable, or which would be reasonably likely to subject either Party to this Retail Business Management Agreement, or any member, shareholder, officer, director, employee, agent or affiliated organization to any civil or criminal penalties or administrative sanctions, the Parties shall immediately use their best efforts to enter into a new service arrangement or basis for compensation for the services furnished pursuant to this Retail Business Management Agreement that complies with the law, regulation, policy, finding, ruling, or decree, or which minimizes the possibility of such penalties, sanctions or unenforceability, and that approximates as closely as possible the economic position of the Parties prior to the change. If the Parties are unable to reach a new agreement within sixty (60) days, this Retail Business Management Agreement shall be terminated upon ninety (90) days written notice by either Party to the other.

         6.3 Effects of Termination.

                  (a) Obligation After Termination. Upon termination of this Retail Business Management Agreement, as hereinabove provided, neither Party shall have any further obligations hereunder except for

                      (i) obligations accruing prior to the date of termination, including, without limitation, payment of the Management Fee relating to services provided prior to the termination of this Retail Business Management Agreement;

                      (ii) obligations, promises, or covenants set forth herein that are expressly made to extend beyond the Term, including, without limitation, insurance, indemnities and non-competition provisions, which provisions shall survive the expiration or termination of this Retail Business Management Agreement;

                      (iii) the obligation of the Practice described in Section 6.4; and

                      (iv) the obligation of the Practice to repay amounts advanced by Retail Business Manager to the Practice.

                  (b) Receipt of Collections After Termination. In effectuating the provisions of this Section 6.3, the Practice specifically acknowledges and agrees that if this Retail Business Management Agreement terminates pursuant to Sections 6.2(b) or (d), Retail Business Manager shall continue for a period not to exceed ninety (90) days to exclusively collect and receive on behalf of the Practice all cash collections from accounts receivable in existence at the time this Retail Business Management Agreement is terminated, it being understood that

                      (i) such cash collections will represent compensation to Retail Business Manager to the extent of any outstanding obligations to Retail Business Manager by the Practice pursuant to this Retail Business Management Agreement for Management Services already rendered;

                      (ii) Retail Business Manager shall not be entitled to collect accounts receivable after the termination date if this Agreement is terminated pursuant to Section 6.2(a);

                      (iii) the Retail Business Manager shall deduct from such cash collections any other amounts owed to Retail Business Manager under this Retail Business Management Agreement, including, without limitation, ten percent (10%) of such cash collections as its Management Fee during any period after the termination of this Retail Business Management Agreement while such collections are taking place and any reasonable costs incurred by Retail Business Manager in carrying out the post termination procedures and transactions contemplated herein; and

                      (iv) Retail Business Manager shall remit remaining amounts from such collection activities, if any, to the Practice.

                  (c) Surrender of Books After Termination. Upon the expiration or termination of this Retail Business Management Agreement for any reason or cause whatsoever, Retail Business Manager shall surrender to the Practice all books and records pertaining to the Dispensary.

         6.4 Purchase Obligation. Upon expiration of this Retail Business Management Agreement in accordance with Section 6.1 or termination of this Retail Business Management Agreement by Retail Business Manager, as set forth in Sections 6.2(b) or 6.2(d) above, the Practice shall upon Retail Business Manager's demand:

                  (a) Purchase from Retail Business Manager at book value all of the assets, tangible and intangible, including without limitation equipment, furniture, goodwill, intellectual property, inventory, and supplies, used in, or related to, the operations of the Dispensary and all replacements and additions thereto made by Retail Business Manager pursuant to the performance of its obligations under this Retail Business Management Agreement, set forth on the books of Retail Business Manager as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Dispensary, depreciation, amortization, and other adjustments of assets shown on the books of Retail Business Manager;

                  (b) Assume all contracts and leases and the Practice's pro rata share of all debts and payables that are obligations of Retail Business Manager and that relate principally to the performance of Retail Business Manager's obligations under this Retail Business Management Agreement; provided, however, that the Practice shall only be obligated to assume such contracts and leases if a reasonable third person would conclude that the Practice will be able to enjoy the benefits of the contracts and leases following such assumption; and

                  (c) Cause to be executed by Shareholders of the Practice such security agreements reasonably required by Retail Business Manager in connection with the purchase described in this Section 6.4. All current Shareholders of the Practice shall on or before the effective date of this Retail Business Management Agreement, and all individuals who become Shareholders of the Practice after the effective date of commencement of this Retail Business Management Agreement shall upon becoming a Shareholder of the Practice, execute and deliver to Retail Business Manager an undertaking to comply with this
Section 6.4 which shall be in the form of Exhibit 6.4.

         6.5 Closing of Purchase. When the Practice purchases the assets pursuant to Section 6.4, the Practice shall pay cash or deliver a note payable in equal monthly installments over five (5) years at an interest rate not to exceed "prime" plus one (1%) percent ("prime" being the commercial lending rate of NationsBank, N.A.) per annum for the purchased assets. The amount of the purchase price shall be reduced by the amount of debt and liabilities of Retail Business Manager, if any, assumed by the Practice, by any payment the Retail Business Manager has failed to make under this Retail Business Management Agreement, and by any unpaid portion of any promissory notes payable by Retail Business Manager to any Shareholder of the Practice. The Practice and all Shareholders of the Practice shall execute such documents as may be required to assume the liabilities set forth in Section 6.4(b) and to remove Retail Business Manager from any liability with respect to such purchased assets. The closing date for the purchase shall be determined by the Parties, but shall in no event occur later than the expiration date of this Retail Business Management Agreement if this Agreement expires in accordance with Section 6.1, or sixty
(60) days from the date of the notice of termination for cause. The termination of this Retail Business Management Agreement shall become effective upon the closing of the sale of the assets if the assets are purchased, and all Parties shall be released from any restrictive covenants provided for in Section 4.6 on the closing date. From and after any termination, each Party shall provide the other Party with reasonable access to the books and records then owned by it to permit such requesting Party to satisfy reporting and contractual obligations that may be required of it.

         6.6 Limitation of Liability. IN NO EVENT SHALL RETAIL BUSINESS MANAGER BE LIABLE TO THE PRACTICE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF, EVEN IF RETAIL BUSINESS MANAGER HAS BEEN ADVISED OF THE POSSIBILITY THEREOF; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT PREVENT RECOVERY OF ACTUAL DAMAGES ARISING OUT OF OR RELATED TO THIS RETAIL BUSINESS MANAGEMENT AGREEMENT.

                                   ARTICLE VII

                       INDEMNIFICATION; THIRD PARTY CLAIMS

         7.1 Indemnification by the Practice. The Practice shall indemnify and hold harmless Retail Business Manager and Retail Business Manager's shareholders, directors, officers, agents and employees, from and against all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, resulting in any manner, directly or indirectly, from the negligent or intentional acts or omissions of the Practice or its members, Shareholders, directors, officers, employees, agents or independent contractors, including but not limited to any such claims, demands, liabilities, losses, damages, costs and expenses which accrued or arose prior to the date of execution of this Retail Business Management Agreement.

         7.2 Indemnification by Retail Business Manager. Retail Business Manager shall indemnify and hold harmless the Practice, and the Practice's members, Shareholders, directors, officers, agents and employees, from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, resulting in any manner, directly or indirectly, from the negligent or intentional acts or omissions of Retail Business Manager or its shareholders, directors, officers, employees, agents or independent contractors.

         7.3 Notice of Claim for Indemnification. No claims for indemnification under this Retail Business Management Agreement relating to claims solely between the Parties shall be valid unless notice of such claim is delivered to the Practice (in the case of a claim by Retail Business Manager) or Retail Business Manager (in the case of a claim by the Practice) within one (1) year after the Party making such claim first obtained knowledge of the facts upon which such claim is based. Any such notice shall set forth in reasonable detail, to the extent known by the Party giving such notice, the facts on which such claim is based and the resulting estimated amount of damages.

         7.4 Matters Involving Third Parties.

                  (a) If the Practice or Retail Business Manager receives notice or acquires knowledge of any matter which may give rise to a claim by another person and which may then result in a claim for indemnification under this Retail Business Management Agreement, then: (i) if such notice or knowledge is received or acquired by the Practice, the Practice shall promptly notify Retail Business Manager; and (ii) if such notice or knowledge is received or acquired by Retail Business Manager, the Retail Business Manager shall promptly notify the Practice; except that no delay in giving such notice shall diminish any obligation under this Retail Business Management Agreement to provide indemnification unless (and then solely to the extent) the Party from whom such indemnification is sought is prejudiced.

                  (b) Any Party from whom such indemnification (the "Indemnifying Party") is sought shall have the right to defend the Party seeking such indemnification (the "Indemnified Party") against such claim by another person (the "Third Party Claim") with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party so long as: (i) within fifteen
(15) days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party, the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party will indemnify the Indemnified Party from and against all adverse consequences the Indemnified Party may suffer caused by, resulting from, arising out of or relating to such Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party has the financial resources necessary to defend against the Third Party Claim and fulfill its indemnification obligations; (iii) the Third Party Claim seeks money damages; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim (other than an optometric malpractice claim) is not, in the good faith judgment of the

Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party; and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.4(b): (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior consent of the Indemnifying Party; and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior consent of the Indemnified Party.

                  (d) If any of the conditions specified in Section 7.4(b) is not satisfied, however; (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem advisable (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' and accountants' fees and expenses); and (iii) the Indemnifying Party shall remain responsible for any adverse consequences the Indemnified Party may suffer caused by, resulting from, arising out of or relating to such Third Party Claim to the fullest extent provided in this Agreement.

         7.5 Settlement. Except as permitted by Section 7.4, a Party shall not compromise or settle any claim for which the other Party is obligated to indemnify it without the written consent of such Party.

         7.6 Cooperation. The Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request in conjunction with assessing, defending and settling said claim.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Administrative Services Only. Nothing in this Retail Business Management Agreement is intended or shall be construed to allow Retail Business Manager to exercise control, authority or direction over the manner or method by which the Practice and its Professionals perform Professional Eye Care Services or other professional health care services. The rendition of all Professional Eye Care Services, including, but not limited to, the prescription or administration of medicine and drugs, shall be the sole responsibility of the Practice and its Professionals, and Retail Business Manager shall not interfere in any manner or to any extent therewith. Nothing contained in this Retail Business Management Agreement shall be construed to permit Retail Business Manager to engage in the practice of optometry, it being the sole intention of the Parties hereto that the services to be rendered to the Practice by Retail Business Manager are solely for the purpose of providing non-optometric management and administrative services (including, where permitted by applicable state law, Optical Services) to the Dispensary so as to enable the Practice to devote its full time and energies to the professional conduct of its professional eye care practice and provision of Professional Eye Care Services to its patients.

         8.2 Status of Independent Contractor. It is expressly acknowledged that the Parties hereto are "independent contractors," and nothing in this Retail Business Management Agreement is intended and nothing shall be construed to create an employer/employee, partnership, or joint venture relationship, or to allow either to exercise control or direction over the manner or method by which the other performs the services that are the subject matter of this Retail Business Management Agreement; provided always that the services to be provided hereunder shall be furnished in a manner consistent with the standards governing such services and the provisions of this Retail Business Management Agreement. Each Party understands and agrees that (i) the other will not be treated as an employee for federal tax purposes, (ii) neither will withhold on behalf of the other any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body or make available any of the benefits afforded to its employees, (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of the Party incurring the liability, and (iv) each will indemnify and hold the other harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any.

         8.3 Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when in writing and personally delivered or mailed by prepaid certified or registered mail, return receipt requested, addressed as follows:

             The Practice:              Dr. Mark Lynn & Associates, PLLC
                                        516 East Highway 131
                                        Clarksville, Indiana  47129
                                        Attention: Mark E. Lynn, O.D., President



             Retail Business Manager:   Visionary Retail Management, Inc.
                                        11103 West Avenue
                                        San Antonio, Texas  78213
                                        Attention:  Mark Alsteadt


             with a copy to:            Cox & Smith Incorporated
                                        112 E. Pecan, Suite 1800
                                        San Antonio, Texas 78205
                                        Attention: James B. Smith, Jr.

or to such other address, or to the attention of such other person or officer, as any party may by written notice designate.

         8.4 Governing Law. This Retail Business Management Agreement shall in all respects be governed, interpreted and construed in accordance with the laws of the Commonwealth of Kentucky without giving effect to principles of comity or conflicts of laws thereof.

         8.5 Jurisdiction and Venue. Retail Business Manager and the Practice hereby consent to the personal jurisdiction and venue of the state and federal courts in the judicial circuit where the Practice has its principal corporate office, and do hereby waive all questions of personal jurisdiction and venue, including, without limitation, the claim or defense that such courts constitute an inconvenient forum.

         8.6 Assignment. Except as may be herein specifically provided to the contrary, this Retail Business Management Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors, and assigns; provided, however, that the Practice may not assign this Retail Business Management Agreement without the prior written consent of Retail Business Manager, which consent may be withheld. Retail Business Manager may assign or transfer its rights and obligations under this Retail Business Management Agreement only in the following situations: (a) pursuant to a merger of Retail Business Manager into another entity or the sale of substantially all of the assets of Retail Business Manager; (b) pursuant to the sale and/or assignment of this Retail Business Management Agreement with the Practice's consent, which shall not be unreasonably withheld; (c) pursuant to a transfer or assignment of this Agreement to one of Retail Business Manager's subsidiaries; or (d) pursuant to any transfer or assignment to or by any financial lender of the Retail Business Manager, and this Retail Business Management Agreement is subordinate to the rights of such lender. After such assignment and transfer, the Practice agrees to look solely to such assignee or transferee for performance of this Retail Business Management Agreement.

         8.7 Arbitration. Any and every dispute of any nature whatsoever that may arise between the Parties, whether sounding in contract, statute, tort, fraud, misrepresentation, discrimination or any other legal theory, including, but not limited to, disputes relating to or involving the construction, performance or breach of this Agreement or any other agreement between the Parties, whether entered into prior to, on, or subsequent to the date of this Agreement, or those arising under any federal, state or local law, regulation or ordinance, shall be determined by binding arbitration in accordance with the then -- current commercial arbitration rules of the American Arbitration Association, to the extent such rules do not conflict with the provisions of this paragraph. If the amount in controversy in the arbitration exceeds Two Hundred Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The Parties shall endeavor to select neutral arbitrators by mutual agreement. If such agreement cannot be reached within thirty (30) calendar days after a dispute has arisen which is to be decided by arbitration, any Party or the Parties jointly shall request the American Arbitration Association to submit to each Party an identical panel of fifteen (15) persons. Alternate strikes shall be made to the panel, commencing with the Party bringing the claim, until the names of three (3) persons remain, or one (1) person if the case is to be heard by a single arbitrator. The Parties may, however, by mutual agreement, request the American Arbitration Association to submit additional panels of possible arbitrators. The person(s) thus remaining shall be the arbitrator(s) for such arbitration. If three (3) arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. The arbitrator(s), or a majority of them, shall have the power to determine all matters incident to the conduct of the arbitration, including without limitation all procedural and evidentiary matters and the scheduling of any hearing. The award made by a majority of the arbitrators shall be final and binding upon the Parties thereto and the subject matter thereof. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The arbitrators shall have no authority to award punitive or exemplary damages or any statutory multiple damages, and shall only have the authority to award compensatory damages, arbitration costs, attorney's fees, declaratory relief, and permanent injunctive relief, if applicable. Unless otherwise agreed by the parties, the arbitration shall be held in Louisville, Kentucky. This Section 8.7 shall not prevent either Party from seeking a temporary restraining order or temporary or preliminary injunctive relief from a court of competent jurisdiction in order to protect its rights under this Agreement. In the event a Party seeks such injunctive relief pursuant to this Agreement, such action shall not constitute a waiver of the provisions of this Section 8.7, which shall continue to govern any and every dispute between the Parties, including without limitation the right to damages, permanent injunctive relief and any other remedy, at law or in equity.

         8.8 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY DISPUTE OF ANY NATURE WHATSOEVER THAT MAY ARISE BETWEEN THEM, INCLUDING, BUT NOT LIMITED TO, THOSE DISPUTES RELATING TO, OR INVOLVING IN ANY WAY, THE CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN THE PARTIES, THE PROVISIONS OF ANY FEDERAL, STATE OR LOCAL LAW, REGULATION OR ORDINANCE NOTWITHSTANDING. By execution of this Agreement, each of the parties hereto acknowledges and agrees that it has had an opportunity to consult with legal counsel and that he/she/it knowingly and voluntarily waives any right to a trial by jury of any dispute pertaining to or relating in any way to the transactions contemplated by this Agreement, the provisions of any federal, state or local law, regulation or ordinance notwithstanding.

         8.9 Waiver of Breach. The waiver by either Party of a breach or violation of any provision of this Retail Business Management Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

         8.10 Enforcement. In the event either Party resorts to legal action to enforce or interpret any provision of this Retail Business Management Agreement, the prevailing Party shall be entitled to recover the costs and expenses of such action so incurred, including, without limitation, reasonable attorneys' fees.

         8.11 Gender and Number. Whenever the context of this Retail Business Management Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

         8.12 Additional Assurances. Except as may be herein specifically provided to the contrary, the provisions of this Retail Business Management Agreement shall be self-operative and shall not require further agreement by the Parties; provided, however, at the request of either Party, the other Party shall execute such additional instruments and take such additional acts as are reasonable and as the requesting Party may deem necessary to effectuate this Retail Business Management Agreement.

         8.13 Consents, Approvals, and Exercise of Discretion. Whenever this Retail Business Management Agreement requires any consent or approval to be given by either Party, or either Party must or may exercise discretion, and except where specifically set forth to the contrary, the Parties agree that such consent or approval shall not be unreasonably withheld or delayed, and that such discretion shall be reasonably exercised.

         8.14 Force Majeure. Neither Party shall be liable or deemed to be in default for any delay or failure in performance under this Retail Business Management Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either Party's employees, or any other similar cause beyond the reasonable control of either Party unless such delay or failure in performance is expressly addressed elsewhere in this Retail Business Management Agreement. Notwithstanding the same, the Parties hereto agree to continue this Retail Business Management Agreement to the best degree they can so long as reasonably possible and the Practice shall not be excused from its obligations under Sections 4.1, 6.4 and 6.5 pursuant to this
Section 8.14.

         8.15 Severability. The Parties hereto have negotiated and prepared the terms of this Retail Business Management Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective Parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Retail Business Management Agreement or the application thereof to any person or circumstance shall be adjudged or rendered to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, an arbitration tribunal, a regulatory agency, or statute such provision shall be reformed, construed and enforced as if such unenforceable provision had not been contained herein, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Retail Business Management Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Retail Business

Management Agreement is in violation of applicable law, then the Parties agree to negotiate in good faith to amend the Retail Business Management Agreement, to the extent possible consistent with its purposes, to conform to law.

         8.16 Press Releases and Public Announcements. Except as otherwise required by law or by applicable rules of any securities exchange or association of securities dealers, neither the Practice nor the Retail Business Manager shall issue any press release, make any public announcement or otherwise disclose any information for the purpose of publication by any print, broadcast or other public media, relating to the transactions contemplated by this Agreement, without the prior approval of the other Party.

         8.17 Divisions and Headings. The division of this Retail Business Management Agreement into articles, sections, and subsections and the use of captions and headings in connection therewith are solely for convenience and shall not affect in any way the meaning or interpretation of this Retail Business Management Agreement.

         8.18 Amendments and Execution. This Retail Business Management Agreement and any amendments hereto shall be in writing and executed in multiple copies on behalf of the Practice by its President, and on behalf of Retail Business Manager by its President. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

         8.19 Licenses, Permits and Certificates. Retail Business Manager and the Practice shall each obtain and maintain in effect, at all times during the term of this Retail Business Management Agreement, all licenses, permits and certificates required by law which are applicable to the performance of their respective obligations pursuant to this Retail Business Management Agreement.

         8.20 No Third Party Beneficiaries. Except as otherwise provided herein, this Retail Business Management Agreement shall not confer any rights or remedies upon any person other than Retail Business Manager and the Practice and their respective successors and permitted assigns.

         8.21 Compliance with Applicable Laws. Retail Business Manager and the Practice shall comply with all applicable federal, state and local laws, regulations, rules and restrictions in the conduct of their obligations under this Retail Business Management Agreement.

         8.22 Language Construction. The Practice and Retail Business Manager acknowledge that each Party hereto and its counsel have reviewed and revised this Retail Business Management Agreement and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Retail Business Management Agreement.

         8.23 Entire Retail Business Management Agreement. With respect to the subject matter of this Retail Business Management Agreement, this Retail Business Management Agreement supersedes all previous contracts and constitutes the entire agreement between the Parties. Neither Party shall be entitled to benefits other than those specified herein. No prior oral statements or contemporaneous negotiations or understandings or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Retail Business Management Agreement shall be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated in such amendment(s). The Parties specifically acknowledge that, in entering into and executing this Retail Business Management Agreement, the Parties rely solely upon the representations and agreements contained in this Retail Business Management Agreement and no others.

         8.24 Authority. Retail Business Manager and the Practice hereby warrant and represent to each other that they have the requisite corporate authority to execute and deliver this Retail Business Management Agreement in their respective names.


            (The remainder of this page is intentionally left blank.)

         IN WITNESS WHEREOF, the Practice and Retail Business Manager have caused this Retail Business Management Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.



                                       DR. MARK LYNN & ASSOCIATES, PLLC
                                       "The Practice"


                                       By: /s/ MARK E. LYNN
                                           -------------------------------------
                                           Mark E. Lynn, O.D., President




                                       VISIONARY RETAIL MANAGEMENT, INC.
                                       "Retail Business Manager"


                                       By: /s/ DOUG SHEPARD
                                           -------------------------------------
                                           Douglas C. Shepard, Vice President,
                                           Secretary and Treasurer

                                  EXHIBIT 4.2A

                       EMPLOYMENT AGREEMENT (PROFESSIONAL)

                                  SEE ATTACHED

                                  EXHIBIT 4.2B

                  EMPLOYMENT AGREEMENT (PRESIDENT OF PRACTICE)

                                  SEE ATTACHED

                                  EXHIBIT 4.6A

                             COVENANT NOT TO COMPETE


                  Radius From                              Miles
                  -----------                              -----
                  Kentucky Offices                           5
                  Missouri Offices                           5
                  Indiana Offices                            5
                  Tennessee Offices                          5
                  All Other Offices                          5

                                  EXHIBIT 4.11


                SHAREHOLDERS' UNDERTAKING TO MAINTAIN PRACTICE'S
                CORPORATE EXISTENCE AND ENFORCEMENT OF COVENANTS
                                 NOT TO COMPETE


         As an inducement to the Retail Business Manager to enter into this Retail Business Management Agreement with the Practice or as required in the Retail Business Management Agreement, each of the undersigned person(s), having an ownership interest in the Practice, irrevocably and unconditionally covenants and agrees to maintain in good standing the existence of the Practice under the laws of the States of Indiana, Tennessee, Missouri, and Kentucky and to cause the Practice to use its best efforts to enforce employment agreements (including the Restrictive Covenant described in Section 4.6), to the extent then required by Retail Business Manager, against any individuals violating such employment agreements. The undersigned persons further unconditionally covenant and agree to indemnify and hold harmless Retail Business Manager from and against any and all claims requirements, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, resulting in any manner from the failure of the Practice to remain in good standing under the laws of the States of Indiana, Tennessee, Missouri, and Kentucky or the failure of the Practice to use its best efforts to enforce the aforesaid employment agreements and the Restrictive Covenants described in Section 4.6 of such Retail Business Management Agreement, a copy of which has been delivered to the undersigned for his review, to the extent then required by Retail Business Manager. This Undertaking may be assumed by a successor to Shareholder or Shareholders, whereupon the undersigned shall be released to the extent of such assumption, provided that any such successor Shareholder executes a form similar to this.

         IN WITNESS WHEREOF, the undersigned(s) have executed this Shareholders' Undertaking as of the day and year written opposite such shareholder's name.



Date: October 1, 1998                    /s/ DR. MARK LYNN
                                         ---------------------------------------
                                         Mark E. Lynn, O.D.

                                   EXHIBIT 6.4


                     SHAREHOLDERS' UNDERTAKING TO CARRY OUT
                         PRACTICE'S PURCHASE OBLIGATION


         As an inducement to the Retail Business Manager to enter into this Retail Business Management Agreement with the Practice or as required in Retail Business Management Agreement, each of the undersigned person(s), having an ownership interest in the Practice, irrevocably and unconditionally covenants and agrees subject to the limitations contained in the Retail Business Management Agreement to (i) cause the Practice to carry out the purchase obligation described in Section 6.4 of the Retail Business Management Agreement,
(ii) personally execute and deliver the security agreements referred to in
Section 6.4(c) of such Retail Business Management Agreement, a copy of which has been delivered to the undersigned for his review, and (iii) execute the documents described in Section 6.5. The undersigned acknowledges that he or she has received adequate consideration for the execution hereof.

         IN WITNESS WHEREOF, the undersigned(s) have executed this Shareholders' Undertaking as of the day and year written opposite such shareholder's name.




Date:  October 1, 1998                   /s/ DR. MARK E. LYNN
                                         ---------------------------------------
                                         Mark E. Lynn, O.D.